SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported)
                                  November 10, 1997
                   ________________________________________________


                          Southern Security Bank Corporation
                     ___________________________________________
                (Exact name of registrant as specified in its charter)


               Delaware             0-22911                  65-0325364
          _____________________________________________________________
          (State or other jurisdiction    Commission       (IRS Employer
           of incorporation)              File Number)      Identification
                                                            No.)


          3475 Sherridan Street, Hollywood, Florida             33021
          _______________________________________________________________
          (Address of principal executive offices)             (Zip Code)


          Registrant's telephone number, including area code (561) 416-1100
                                                             ______________


                       Southern Security Financial Corporation
                       _______________________________________
                     (Former name, if changed since last report)


               278-A New Dorp Lane, Staten Island, New York 10306-3036
               _______________________________________________________
                    (Former address, if changed since last report)

          Item 1.  Changes in Control of Registrant

                    On November 10, 1997, Southern Security Bank
          Corporation, a Florida corporation ("SSB"), was merged with and into (the "Merger") the Registrant, pursuant to the terms of a Merger Agreement, dated as of October 30, 1997, between SSB and the Registrant (the "Merger Agreement"). On November 13, 1997, the name of the Registrant was changed to Southern Security Bank Corporation.

          TERMS OF THE MERGER

                    Under the terms of the Merger, the following changes were effected.

                    1. Each of the 602,500 issued and outstanding shares of Class A Common Stock of the Registrant was converted into
          0.4250423 shares of Class A Common Stock of the Registrant. Accordingly, the 602,500 shares of Class A Common Stock of the Registrant that were outstanding immediately prior to the Merger became 256,088 shares of Class A Common Stock immediately after the Merger as a result of the Merger. Except for this proportionate reduction in number of all outstanding shares of Class A Common Stock, no other changes were made in the rights or privileges of the Class A Common Stock of the Registrant. The Class B Common Stock and the Preferred Stock of the Registrant, none of which was outstanding prior to the Merger, was unaffected by the Merger.

                    2. Immediately prior to the Merger, SSB had 4,970,204 shares of Class A Common Stock Outstanding which, as a result of the Merger, were converted into 4,970,204 shares of Class A Common Stock of the Registrant. Thus, as a result of the Merger, the shareholders of the Registrant immediately prior to the merger became the owners of an aggregate of 256,088 shares of Class A Common Stock, or 4.9% of the amount outstanding, and the shareholders of SSB immediately prior to the Merger became the holders of 4,970,204 shares of Common Stock of the Registrant, or 95.1% of the amount outstanding, immediately after the offering. Immediately prior to the Merger, there were 279 shareholders of record of the Registrant and 110 shareholders of record of SSB; accordingly, there were 389 shareholders of record of the Registrant immediately after the Merger.

                    3. Immediately prior to the Merger, the Registrant was a shell corporation without any business operations or substantial assets. As a result of the Merger, the business and assets of SSB became the business and assets of the Registrant. See "The Company" and "Business," below.

                    4. As a result of the Merger, the each of the persons who served as an officer or director of the Registrant immediately prior to the Merger ceased to be an officer or director of the Registrant. Each of the officers and directors of SSB became an officer or director of the Registrant, serving in the same position with the Registrant that he or she had served with SSB immediately prior to the Merger. Each of such persons will serve the Registrant under exactly the same terms and conditions as he or she served SSB immediately prior to the Merger. See "Management," below.

                    5. As a result of the Merger, the principal shareholders of SSB immediately prior to the Merger became the principal shareholders of the Registrant immediately after the Merger. See "Beneficial Ownership of the Company's Common Stock," below.

                    6. As a result of the Merger, the persons who were the Management and the principal beneficial owners SSB Class A Common Stock, and who are identified under "Management" and "Beneficial Ownership of the Company's Common Stock" acquired control of the Registrant as indicated therein. The persons who were the officers and directors of the Registrant no longer hold any position with the Registrant, no is there any plan, arrangement or understanding pursuant to which they will have any control or receive any compensation from the Registrant after or as a result of the Merger. The principal shareholders of the Registrant immediately prior to the Merger have no right to receive anything other than their pro rata share of the 256,088 shares of Class A Common Stock of the Registrant held by the shareholders of the Registrant immediately prior to the Merger.

                    7. From the perspective of SSB, the purpose of the Merger was to place it in a posture that would aid in the eventual development of a trading market in the Company's Class A Common Stock through: (i) registering the Class A Common Stock under the 1934 Act; (ii) increasing the number of stockholders from 110 to 389; and (iii) reincorporating the Holding Corporation under the law of Delaware.

                    8. Reference is made to the Amended Form 10-SB of the Registrant and to the information provided under "Item 4. Security Ownership of Certain Beneficial Owners and Management" and "Item 5. Directors, Executive Officers, Promoters and Control Persons," which information is incorporated herein by reference, for the identities of the persons from whom control of the Registrant was assumed. Except for the receipt of Class A Common Stock of the Registrant pursuant to the terms of the Merger Agreement, neither the persons from whom control was assumed nor the persons who assumed control as a result of the Merger gave or received any consideration for the transaction.

                    9. No loans or pledges were made in connection with the Merger. Other than the terms of the Merger Agreement, there are no understandings or arrangements among members of the former and new control groups and their associates with respect to election of directors or otherwise with respect to the Merger. Except as otherwise described herein, there are no arrangements by SSB, the Registrant or their affiliates that may result in a change of control in the Registrant.

         BUSINESS

                    The following discussion describes the business of SSB immediately prior to the Merger. Because the Registrant was a shell corporation without operations or substantial assets prior to the Merger, the following discussion also describes the business of the Registrant immediately after the Merger.

               General

                    Southern Security Bank Corporation (the "Company" or the "Holding Corporation") is a bank holding company that owns 96.6% of the outstanding capital stock of Southern Security Bank (the "Bank"). The Holding Corporation is organized under the law of Delaware, while the Bank is a Florida State Chartered Bank that is a member of the Federal Reserve System whose deposits are insured by the Federal Deposit Insurance Corporation. The Bank provides a full range of commercial banking and consumer banking services to businesses and individuals. On June 30, 1997, the Holding Corporation and its subsidiary Bank (collectively, referred to herein as the "Company") had consolidated total assets of $19,295,875, total deposits of $17,733,293, total loans of $10,035,227, stockholders equity of $1,101,875, and a net operating loss carry-forward of $6,849,000. The Company is regulated by the Federal Reserve, its affiliate Bank is regulated by the Florida Department of Banking and Finance.

                    The Company, including the Bank and the offices of the Holding Corporation, is located at 3475 Sherridan Street, Hollywood, Florida 33021. Its telephone number is (954) 985-3900.

               Historical Development

                    The predecessor of the Holding Corporation was incorporated under the law of Florida on April 8, 1992 under the name PCM Acquisition Group, Inc ("PCM"). The Holding Corporation acquired the Bank (then named Florida First International Bank), on December 16, 1993 (the "Acquisition"), through the purchase of 95.6% of its outstanding common stock. Subsequent to the date of the Acquisition, the name of PCM was changed to Southern Security Bank Corporation ("SSB"), and the name of the Bank was changed to Southern Security Bank.

                    During the period since the Acquisition, management has strived to bring the Bank into compliance with regulatory guide-lines and to position the Company for growth. Classified and non-performing assets were liquidated as quickly as possible consistent with the avoidance of undue losses. New procedures were adopted and old procedures were updated and rewritten for the purpose of verifying the quality of all new loans.
          Management believes that the following Bank statistics are indicative of the progress that has been achieved since the time of the Acquisition.

                                        At 12/31/93         At 12/31/96
                                        ___________         ___________

          Loan Portfolio Balance at
          end of Period                 $ 6,951,096         $ 11,610,913

          Charge-Off Devalued/
          Impaired Earning Assets       $ 1,202,000         $     77,037

          Total Classified Assets
          and Owned Real Estate         $ 3,970,999         $    546,428

          Total Assets of Bank
          affiliate 12/31/93
          and 12/31/96                  $13,089,724         $ 19,599,351

          Total Classified Loans as
          a Percent of Total Loans           48.46%               4.71%

          Total Capital of Bank
          affiliate 12/31/93
          and 12/31/96                  $    288,381        $  1,075,403


                    On November 10, 1997, SSB was merged (the "Merger") with Southern Security Financial Corporation, a Delaware corporation ("SSF"), with the Holding Corporation being the surviving corporation under the name Southern Security Bank Corporation.

                    Prior to the Merger, SSF had 279 shareholders of record, no substantial assets and no operating history. The Class A Common Stock of SSF was registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 29, 1997. As a result of the Merger, the former shareholders of SSB obtained 95.6% of the outstanding capital stock of the Holding Corporation, and the former shareholders of SSF obtained 4.9% of the outstanding capital stock of the Holding Corporation.

               The Bank

                    The Bank, which is the sole subsidiary of the Holding Corporation, is a state chartered banking association engaging in a general commercial and consumer banking business.

                    The Bank's services are provided through its full-service community banking office. The Bank engages in general commercial banking providing a wide range of loan and deposit services. As of December 31, 1996, the Bank had approximately 1,100 deposit accounts and 400 loans outstanding. Retail services offered by the Bank include installment loans, credit cards, checking accounts, savings accounts, NOW accounts, and various types of time-deposit instruments. Mortgage lending activities include commercial, industrial, and residential loans secured by real estate. Commercial lending activities include originating secured and unsecured loans and lines of credit, and providing cash management and accounts receivable financing services to a variety of businesses. The Bank also operates a merchant credit card program. The Bank's installment loan department makes direct auto, home equity, home improvement, and personal loans to individuals. The Bank also offers safe deposit box services.

                    CORRESPONDENT BANKING. Correspondent banking involves one bank providing services to another bank which cannot provide that service for itself for economic or organizational reasons. The Bank purchases correspondent services offered by larger banks, including check collections, purchase of federal funds, security safekeeping, investment service, coin and currency supplies, overline and liquidity loan participations, and sales of loans to or loan participation with correspondent banks. The Bank also sells loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. The Bank has established correspondent relationships with Compass Bank of Birmingham, Alabama and Independent Bankers Bank of Orlando, Florida with respect to the foregoing services. As compensation for services provided by a correspondent, the Bank maintains certain balances with the correspondent in non-interest bearing accounts. Such compensating balances are not considered signifi-cant to the Bank's operations.

               Market Area

                    The Bank has one office, which is located in Hollywood, Florida. The Bank considers its primary market and service area to be the City of Hollywood and surrounding towns of Broward and Palm Beach Counties. The population of Hollywood is approximately 125,000, with 53,000 households, and a civilian labor force of 60,000. The density of population is approximately 4,463 persons per square mile. Public school enrollment is at 20,000, with a pupil to teacher ratio of 19.5 to one. Real estate property assessed valuations are approximately $5.8 billion.

               Employees

                    The Company has 11 full time employees at the Bank level and two employees at the Holding Corporation level. The Company's employees are not unionized, and the Company considers its employee relations to be excellent.

               Supervision and Regulation

                    Upon its initial acquisition (change of control occurred 12/16/93) of the Bank, the Company "obtained" a charter from the State of Florida for a State bank and a member of the Federal Reserve System. As a Fed-member State Bank, the Bank is subject to the provisions of the Federal Reserve Bank regulations and administrative practices and the Florida Banking Code which is administered by the Florida Department of Banking and Finance (the "FDBF"). The Bank has its deposit obligations insured by the Federal Deposit Insurance Company ("FDIC") in the maximum individual amounts of $100,000 each, and is subject to regulation by the FDIC.

                    The FDBF supervises and regulates all areas of the Bank's operations, including, without limitation, its loans, mortgages, issuance of securities, annual shareholders meetings, capital adequacy requirements, payment of dividends and the establishment or termination of branches. As a state-chartered banking institution in the State of Florida, the Bank is empowered by statute, subject to limitations expressed therein, to take savings and time deposits, to accept checking accounts, to pay interest on such deposits, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and in debt obligations of Companies and to undertake other various banking services on behalf of its customers.

                    BANK HOLDING COMPANY REGULATION. The Holding Corporation is a one-bank holding company, registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As such, the Holding Corporation and the Bank are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Board of Governors of the Federal Reserve System (the "FRB").
          The Holding Corporation is required to file quarterly and annual reports with the FRB and such additional information as the FRB may require pursuant to the BHC Act. The FRB may conduct examinations of the Holding Corporation and the Bank.

                    Under FRB regulations, the Holding Corporation is required to serve as a source of financial and managerial strength to the Bank and may not conduct its operations in an unsafe or unsound manner. In addition, it is the FRB's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the FRB to be an unsafe and unsound banking practice or a violation of the FRB's regulations or both.


                    The BHC Act requires every bank holding company to obtain the prior approval of the FRB before (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control 5% or more of the total voting shares of the bank, (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of the bank, or (iii) it may merge or consolidate with any other bank holding company.

                    The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served.

                    The BHC Act generally prohibits the Holding Corporation from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the FRB to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the FRB must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the FRB to be permissible activities of bank holding companies. Despite prior approval, the FRB has the power to order a bank holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

                    BANK REGULATION. The Bank is chartered under the laws of the State of Florida and its deposits are insured by the FDIC to the extent provided by law. The Bank is subject to comprehensive regulation, examination and supervision by the FDBF and the FRB and to other laws and regulations applicable to banks. Such regulations including limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; and the disclosure of the costs and terms of such credit. The Bank is examined periodically by both the FDBF and the FRB, to each of whom it submits periodic reports regarding its financial condition and other matters. Both the FDBF and the FRB have a broad range of powers to enforce regulations under their respective protection of the safety and soundness of the Bank, including the institution of cease and desist orders and the removal of directors and officers. These regulatory agencies also have the authority to approve or disapprove mergers, consolidations, and similar corporate actions.

                    There are various statutory and contractual limitations on the ability of the Bank to pay dividends, extend credit, or otherwise supply funds to the Holding Corporation. The FDIC and the FDBF also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payment may be deemed to constitute an unsafe and unsound practice. Dividends and management fees from the Bank constitute the sole source of funds for dividends to be paid by the Holding Corpora-tion. Under Florida law applicable to banks and subject to certain limitations, after charging off bad debts, depreciation and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, the board of directors of a bank may declare a dividend of so much of the bank's aggregate net profits for the current year combined with its retained earnings (if any) for the preceding two years as the board shall deem to be appropriate and, with the approval of the FDBF, may declare a dividend from retained earnings for prior years. Before declaring a dividend, a bank must carry 20% of its net profits for any preceding period as is covered by the dividend to its surplus fund, until the surplus fund is at least equal to the amount of its common stock then issued and outstanding. No dividends may be paid at any time when a bank's net income from the preceding two years is a loss or which would cause the capital accounts of the bank to fall below the minimum amount required by law, regulation, order or any written agreement with the FDBF or a federal regulatory agency. Florida law applicable to companies (including the Holding Corporation) provides that dividends may be declared and paid only if, after giving it effect, (i) the company is able to pay its debts as they become due in the usual course of business, and (ii) the company's total assets would be greater than the sum of its total liabilities plus the amount that would be needed if the company were to be dissolved at the time of the dividend to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend. The Bank is subject to agreements with the FRB and with the State Comptroller and Banking Commissioner of Florida pursuant to which the Bank is prohibited from declaring or paying any dividends without their prior written consent.

                    Under federal law, federally insured banks are subject, with certain exceptions, to certain restrictions on any extension of credit to their parent holding companies or other affiliates, on investment in the stock or other securities of affiliates, and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

                    The FDIC Improvement Act of 1991 ("FDICIA") made a number of reforms addressing the safety and soundness of deposit insurance funds, supervision, accounting, and prompt regulatory action, and implemented other regulatory improvements. FDICIA also recapitalized the Bank Insurance Fund ("BIF"), under which the Bank pays a quarterly statutory assessment. Under FDICIA, annual full-scope, on-site examinations are required of all insured depository institutions. The cost for conducting an examination of an institution may be assessed to that institution, with special consideration given to affiliates and any penalties imposed for failure to provide information requested. Insured state banks also are precluded from engaging as principal in any type of activity that is impermissible for a national bank, including activities relating to insurance and equity investments. FDICIA also recodifies current law restricting extensions of credit to insiders under the Federal Reserve Act.

                    The policies of regulatory authorities have had a significant effect on the operating results of commercial banks in the past, and may be expected to do so in the future. An important function of the FRB System is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on bank borrowing, changes in reserve requirements against bank deposits, and limitations on the deposits on which a bank may pay interest. Policies of these agencies may be influenced by many factors including inflation, unemployment, short-term and long-term changes in the international trade balance, and fiscal policies of the United States Government.

                    Loans made by the Bank are also subject to numerous other federal and state laws and regulations, including the Truth in Lending Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

                    The federal bank regulatory agencies have an array of powers to enforce laws, rules, regulations and orders. Among other things, the agencies may require that institutions cease and desist from certain activities, may preclude persons from participating in the affairs of insured depository institutions, may suspend or remove deposit insurance, and may impose civil money penalties against institution-affiliated parties for certain violations.

                    The foregoing is a brief summary of certain statutes, rules, and regulations affecting the Company and the Bank. Numerous other statutes and regulations have an impact on the operations of the Company and the Bank. Supervision, regulation, and examination of banks by the bank regulatory agencies are intended primarily for the protection of depositors, not shareholders.

                    INSURANCE OF DEPOSITS. The Bank's deposit accounts are insured by the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations, conducts periodic examinations, requires the filing of reports and generally supervises the operation of its insured banks. Any insured bank which is not operated in accordance with or does not conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. Proceedings may be instituted against any insured bank or any director, officer, or employee of such bank engaging in unsafe and unsound practices, including the violation of applicable laws and regulations. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.

                    BANK BRANCHING. Florida banks are permitted by statute to branch statewide. Such branch banking, however, is subject to prior approval by the FDBF and the FDIC. Any approval by the FDBF and the FDIC of branching by the Bank would take into consideration several factors, including the Bank's level of capital, the prospects and economics of the proposed branch office, and other considerations deemed relevant by the FDBF and the FDIC for purposes of determining whether approval should be granted to open a branch office.

               Competition

                    The Company operates in a competitive environment, where it must compete with numerous other financial entities. In one or more aspects of its business, the Company competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries operating in the Company's market area. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services that the Bank does not currently provide. In addition, many of the Bank's non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks.

                    The primary factors in the competition for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market mutual funds and other investment alternatives. Competition for loans emanates from other commercial banks, savings associations, mortgage banking firms, credit unions and other financial intermediaries. Many of the financial institutions operating in the Company's market area offer certain services, such as trust, investment and international banking, which the Company does not offer.

                    To compete, the Bank relies upon specialized services, responsive handling of customer needs, and personal contacts by its officers, directors and staff. In those instances where the Company is unable to provide services a customer needs, it seeks to arrange for those services to be provided by other banks with which it has a correspondent relationship.

                    Recent changes in federal banking laws are facilitating interstate branching and merger activities among banks. Since September 1995, certain bank holding companies are authorized to acquire banks throughout the United States. In addition, on since June 1, 1997, certain banks will be permitted to merge with banks organized under the law of other states. These changes, together with economic developments in the United States, have lead to a period of consolidation in the banking industry, and may be expected to lead to even greater competition for the Company and for the Company to be placed in competition in the future with financial institutions with which it does not currently compete. As a result, the Company may be expected to encounter intense competition within its market area for the foreseeable future.


          MANAGEMENT

                    The following discussion provides information concerning the management of SSB immediately prior to the Merger and of the Registrant immediately after the Merger.

               Company Officers and Directors


          Name                Term      Age       Position
          Position Since
          ________________    _____     ____      __________


          Philip C. Modder    3yr       56        Chairman of the Board
          November 1997                           President

          James L. Wilson     3yr       52        Vice Chairman
          November 1997                           Chief Executive Officer

          Timothy S. Butler*  2yr       46        Director
          December 1992

          Eugene J. Strasser  2yr       50        Director
          December, 1992

          Harold C. Friend    1yr       50        Director
          December, 1994

          Robert D. Butler, Jr*   1yr   48        Director
          December, 1994


          *    Timothy S. Butler and Robert D. Butler, Jr. are cousins.

                    Each director is elected for a period of three years. The term of directorships are staggered as to expiration date, such that for the present board of directors, each year one-third of the directorship is subject to re-election, providing for additional stability and continuity. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filed by a majority vote of the directors then remaining in office; however, any additional Directors or vacancies filled may not take office nor serve, until proper applications and disclosures are filed with the FRB, for prior approval therefrom. Once approval is obtained from the FRB, director(s) may thereafter take office and serve in that capacity.

          Certain information with respect to the background of each director and the three executive officers of the Company is set forth below.

                    PHILIP C. MODDER: Mr. Modder served as the Chairman of the Board and Chief Executive Officer of the Company and the Bank from the commencement of the Company's operations in June 1992 until he became Chairman of the Board and President of the Company and the Bank on November 21, 1997. Mr. Modder has been involved in the banking industry in Palm Beach County for over 25 years. Modder was educated at the University of Wisconsin, Racine Wisconsin, Evangel College, Springfield, Mo., Palm Beach Junior College, Lake Worth, Fl., and Florida Atlantic University, which granted him a B.S. Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing the subject Company, Mr. Modder was President and Chief Executive Officer and organizing director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County. In 1988, Caribank of Palm Beach County was merged into its parent, Caribank of Dania. Prior to that time, Modder previously served as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder serves as a Director and was a past Chairman of the Boca Raton Chamber of Commerce, and also serves as Chairman of the Boca Raton Airport Authority. Mr. Modder has also served as an instructor for the American Institute of Banking.


                    JAMES L. WILSON: Mr. Wilson served as the President and Chief Operating Officer of the Company and the Bank from the time of commencement of the Company's operations in June of 1992 until he became the Vice Chairman of the Board and Chief Executive Officer of the Company and the Bank on November 21, 1997. Mr. Wilson has been involved in banking and the finance industry in Florida since 1970, was educated at Union College with degree granted in 1968 in the academic areas of Mathematics and Organic Chemistry. Prior to organizing the Company, Mr. Wilson was Executive Vice President and Senior Lending Officer of Boca Bancorp in Boca Raton, Florida from June 1990 to June 1992. Prior thereto, from June 1985 to May 1990, Wilson was a Principal of Bayshore Investments, Tampa, Florida, a real estate finance and property management company. Wilson in the mid 1980's was Vice President, and Senior Real Estate Lending Officer for Southeast Bank, Tampa, Florida. Wilson also held various positions with Royal Trust Bank (Canada), N.A. with USA offices in Miami; while at Royal Trust, Wilson was a member of the Bank Acquisition team, which purchased over a billion dollars in banking companies. Wilson's biography has been published in multiple editions of Who's Who of America, the South and South West, and the World since 1984. Mr. Wilson has also served as an instructor for the American Institute of Banking.

                    TIMOTHY S. BUTLER: Mr. Butler was born in Fort Lauderdale and graduated from Pompano Beach High School in 1967. He attended Broward Community College and Florida State University. He has served as President of Butler Properties Ltd. since 1971. That Company manages the family assets consisting of farm land and various other real estate holdings. From January 1989 to June 1992, he served as an Associate Director of Mizner Bank in Boca Raton.

                    EUGENE J. STRASSER, M.D.: Dr. Strasser did his undergraduate and Pre-Med work at Loyola College and the University of Maryland where he graduated in 1968. He attended the University of Maryland Medical School in Baltimore, MD. where he graduated in 1972. He is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established his own small, private hospital, CosmoPlast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

                    HAROLD C. FRIEND, M.D.: Dr. Friend has been a resident of South Florida for 21 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Friend is a board-certified Neurologist, practicing in Boca Raton. He has been active in numerous business activities, including past membership of the Mizner Bank's Advisory Board, President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from October 1990 to June 1993, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. As to civic involvement, Dr. Friend has held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dr. Friend's biography is published in multiple editions of Who's Who of the South and South West, and the World.

                    ROBERT DAVID BUTLER, JR.: Mr. Butler was born in Boca Raton, Florida and was reared in Deerfield Beach, Florida. He attended Carson-Newman College and the University of Tennessee and was graduated with degrees in Business Administration, English, and Music. After retiring from Eastern Airlines after fifteen years of service as a flight services representative, in June of 1991 he established Pegasus Travel Management, a division of Regit Enterprises, Inc., of which he is President and Chief Executive Officer. Mr. Butler resides in Coconut Grove, Florida, this city also being the location of the corporate headquarters of Regit Enterprises.

                    FLOYD HARPER: Vice President of the Company (and Senior Vice President and Cashier of the Bank), 47, graduated in 1972 with honors from Northwood University, West Palm Beach, Florida with a Business Administration Degree, received a Degree from University of Virginia Graduate School of Retail Bank Management, and has been designated a Certified Consumer Credit Executive thereby. From January 1993 to October 1994, Harper was engaged by the Resolution Trust Corporation in the disposition of failed banking institutions of over $12 Billion, as Regional Vice President, Branch Administration, and dealt with deposit acquisi-tion and operational efficiency. Prior to 1993, Harper was Executive Vice President, Chief Operating Officer for Southern National Bank, was Vice President & District Manager for Chase Manhattan Bank (Florida) handling upscale lending, and served with Atlantic National Bank and Barnett Bank in South Florida.

          LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITIES: Pursuant to the Company's Certificate of Incorporation and under Delaware Law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with breach of duty or loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for dividend payments or stock repurchases in violation of Delaware or for any transaction in which a director has derived an improper personal benefit.

               Officers of the Bank

               [1] Peter Stec, Senior Vice President and Senior Lending Officer, 44, has been involved in community banking since 1980 and is experienced in rehabilitating loan portfolios and in originating new borrowing relationships. Stec was educated at the University of Dayton, Ohio, where he received a degree in Business Administration granted in 1975. He has attended the Stonier Graduate School of Banking and is a Certified Lender-Business Banking, recognized by the American Bankers Association. From June 1987 to October 1989, Stec managed a 75 employee lending unit consisting of Commercial Lending, Loan Operations, Credit Administra-tion, as Senior Vice President of First American Bank, a $1.5 Billion Florida banking company. From November 1989 to March 1993, Stec served as Vice President and Commercial Lending Manager for Boca Bank, Boca Raton, Florida, and from June 1985 to May 1987 served as a Loan Officer for Southeast Bank and Florida Coast Bank in South Florida.

               [2] Floyd Harper, Senior Vice President and Cashier. Mr. Harper is also a Vice President of the Company. See above.


               Compensation of Management

          The following Table shows information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 1996, 1995 and 1994. The table includes information on the Company's Chairman and Chief Executive Officer, Philip C. Modder, and its President and Chief Operating Officer, James L. Wilson, (collectively, the "Named Executive Officers") during the periods indicated. No other current executive officer earned more than $100,000 in salary and bonus in 1996.

                          Annual Compensation      Long-Term Compensa-    All Oth-
    Name and                                       tion                  er Com-
    Principal Posi-                                                      pensat-
    tion             Year    Salary   Other        Securities  LTIP Pa-    tion
                                      Annual       Underlying  youts
                                      Compen-      Options/    ($)
                                      sation       SARs (#)

    Philip C. Mod-   1996  $127,000   $17,000(1)   27,349      -0-       $19,208
    der, Chairman &  1995  $149,000   $17,000(1)   35,224      -0-       $19,208
    Chief Executive  1994  $139,000   $17,000(1)   116,438     $46,000   $19,208
    Officer

    James L. Wil-    1996  $103,000   $17,000(1)   27,246      -0-       $16,708
    son, President   1995  $125,000   $17,000(1)   28,371      -0-       $16,708
                     1994  $132,000   $17,000(1)   109,579     $46,000   $16,708

          (1) Includes automobile allowances in the amount of $10,800 per year for each of Messrs. Modder and Wilson.


                    The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 1996.

                        Option/SAR Grants in Last Fiscal Year



                   Number of
                   Securities    % of Total       Exercise
                   Underlying    Options/SAR's    or
                   Op-           Granted to       Base
                   tions/SAR's   Employees in     Price       Expiration
    Name           Granted       Fiscal Year      ($/Share)   Date

    Philip Modder  27,439        48.5%            $0.10       06/29/2006
    James Wilson   27,246        51.5%            $0.10       06/29/2006

                    In addition, as Directors of the Company's Bank subsidiary, each Messrs. Modder and Wilson received 17,200 options to purchase shares of common stock of the Bank. Such options are exercisable at 110% of the fair market value of the Bank's shares on the date of grant and are exercisable for a period of ten years from the date of grant.

                    The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

                 Aggregated Option/SAR Exercises in Last Fiscal Year
                                         and
                          Fiscal Year-End Option SAR Values

                                                Number of
                                                Securities       Value of
                                                Underlying       Unexercised
                                                Unexercised      In-the-Money
                                                Options/SAR's    Options/SAR's
                                                at FY-End        at FY-End
                   Shares Acquired   Value      Exercisable/     Exercisable/
    Name           on Exercise       Realized   Unexercisable    Unexercisable

    Philip Modder  -0-               -0-        234,044/0        $-0-(1)

    James Wilson   -0-               -0-        191,895          $-0-(1)

          (1) Average option exercise price was $.10 per share, the approximate book value of the shares. There is no market for the Company's Common Stock, and any shares issued upon exercise of the options would have been restricted under the Securities Act.

               Employment Agreements

                    Philip C. Modder and James L. Wilson have Employment Agreements with the Company dated June 11, 1992 as amended June 30, 1997 (as so amended, the "Employment Agreements"). The Employment Agreements provide that Modder shall serve as the Company's Chief Executive Officer and Chairman of the Board, and that Wilson shall serve as the Company's President, Senior Loan Officer, and Chief Operating Officer. By order of the Board of Directors of the Company on September 23, 1997 and subject to approval by bank regulators, the positions of Messrs. Modder and Wilson were changed to Chairman of the Board and President, and Vice Chairman of the Board and Chief Executive Officer, respectively.

               The Employment Agreements provide that Modder and Wilson shall each serve for a five year term from June 11, 1997, except that the if the Company does not deliver written notice to the respective executive at least six months prior to the end of the term it shall automatically renew for an additional five year term. Each Employment Agreement provides for the following compensation to the executive: (i) the executive will be paid a base salary of $175,000 per year, subject to annual increase by the greater of the change in the Consumer Price Index ("CPI") or 5%; (ii) the executive will be paid a bonus equal to 2.5% of the pre-tax net income of the Company; (iii) if the Company acquires the assets of any existing financial institution, the executive shall receive a bonus equal to 0.20% of the gross assets for each such transaction; (iv) the executive shall during term of the Agreement receive semi-annual grants on July 1st and January 1st of stock options equal to 0.6% of the outstanding Class A Common Stock of the Company exercisable at 110% of per share book value of such stock on the day preceding the grant; (v) if permitted by law and in accordance with applicable federal and state regulations, loans equal to the exercise price of the options granted at interest rates not greater than prime plus 1% with a term of not less than 30 months; (vi) if any of the options is not an "incentive stock option" under the Internal Revenue Code, reimbursement of any taxes the executive is required to pay by reason thereof; (vii) disability insurance coverage providing for benefits in the amount of 60% of the executives total annual compensation subject to cost of living adjustments equal to the lesser of the change in the CPI or 12% per annum; (viii) a whole life insurance annuity policy in the face amount of $1,750,000 plus reimbursement of any income taxes the executive is required to pay as a result of payment of the premiums on such insurance policy; (viii) family membership in two country clubs; (ix) an automobile allowance of $900 per month adjusted annual in accordance with the CPI plus sales taxes, insurance and operating costs of the auto; and (ix) comprehensive medical and dental insurance.

               Termination payments.

                    The Employment Agreements contain provisions for additional compensation to the executive or his legal represen-tatives in the event of termination, including: (i) if an Employ-ment Agreement terminates for any reason, all options provided for thereunder become fully vested and exercisable for a period of ten years from the date of such termination; (ii) if an Employment Agreement is terminated for any reason other than death or permanent disability, the Company will pay for the executive's comprehensive medical and dental insurance for two years following the date of termination; (iii) in the event of the death or permanent disability of the executive, the executive's annual compensation shall be paid to him or his legal representatives for a period of 12 months following termination;
          (iv) in the event of a Change of Control of the Company (defined to include the acquisition of 20% or more of the combined voting power or the Company's outstanding stock after the date of the agreement, a change in the majority of the Board of Directors of the Company in connection with a business combination, sale of assets or related transaction), if the executive may terminates the agreement on 60 days written notice he shall receive a lump sum payment of 200% of his total annual compensation for the preceding 12 months; and (v) upon 60 days written notice before termination by the executive, the executive shall receive a lump sum payment of 200% of his annual compensation for the preceding 12 months together with continuation of employee benefits for the periods described above.

          Compensation of Directors: At present the Company does not compensate any of its directors for their services to the Company as directors, although they may do so in the future, subject to applicable regulatory approval. The Company may reimburse its directors for their costs incurred for attending meetings of the Board of Directors. The Company's Bank subsidiary compensates its directors, some of whom are directors of the Company, by the grant of 17,200 options to purchase Bank common stock at 110% of fair market value of the Bank on the date of grant. Such options are exercisable for a period of ten years from the date of grant.

               Certain Transactions

                    On September 30, 1993, the Company received from Philip Modder, the Chairman of the Company, and James Wilson, the President of the Company, $100,000 and $50,000, respectively, in services and assistance in payment of organizational expenses of the Company, and they received non interest bearing notes therefor (the "Notes"). On June 30, 1997, the Company sold 945,269 shares of Common Stock to Philip Modder, and 472,634 shares of Common Stock to James Wilson, in each case at a price of $0.10579 per share (110% of then book value per share), in exchange for the elimination of the Notes.

                    Also as of June 30, 1997, Messrs. Modder and Wilson entered into an agreement with the Board of Directors pursuant to which they eliminated obligations for unpaid wages and benefits under the terms of their employment agreements ($78,563 in the case of Mr. Modder and $128,563 in the case of Mr. Wilson) for Common Stock at $.10579 per share, or 742,632 shares and 1,215,266 shares, respectively. The Board agreed that Messrs. Modder and Wilson may in the future eliminate unpaid back wages and benefits for shares of Common Stock at 110% of book value at the time of the elimination. As of June 30, 1997, the Company owed Mr. Modder $208,000 for unpaid back wages and benefits.

                    The Company currently owes $100,00 to a trust affiliated with John E. Butler, one of its Directors, pursuant to the terms of a note that bears interest at the rate of 8% per annum payable quarterly (the "Butler Note"). The Butler Note was issued on December 29, 1993 and matures every six months, when it is automatically renewed for an additional six months unless the trust notifies the Company of its intention to call the note sixty days prior to such maturity date. The next maturity date of the Butler Note is on December 31, 1997.

          SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS AND MANAGEMENT


                    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 12, 1997 after giving effect to the Merger, by each person known by the Company to be the beneficial owner of more than five percent of all Classes of the Company's voting securities.

                                                         % of
           Name and Address of            Number of      Outstanding
           Beneficial Owner               Shares         Shares

           Philip C. Modder               1,456,357(1)       26.4%
           3475 Sherridan Street
           Hollywood, FL 33021

           James L. Wilson
           3475 Sherridan Street
           Hollywood, FL  33021           1,360,645 (2)      25.0%
           Jack E. & Molly W. Butler,
           TTE's
           U/A dtd 11/13/90
           2363 Loblolly Lane
           Deerfield Beach, FL  33442     309,343 (3)        5.9%

           Robert D. & Martha L. Butler,
           TTE's
           U/A dtd 3/29/90
           84 Southeast 4th Avenue
           Deerfield Beach, FL  33441     312,948 (4)        6.0%
           Linda K. Strasser
           6770 N.W. 87th Avenue
           Parkland, FL  33067            398,128 (5)        7.5%

           Timothy S. Butler
           H.C. 10, Box 580
           Lakemont, GA  30552            449,738 (6)        8.4%

           Harold C. Friend               281,688 (7)        5.4%
           3475 Sherridan Street
           Hollywood, FL 33021

               __________________________________________
               (1) Includes options to purchase 292,965 shares that are exercisable within 60 days, and 67,511 shares owned by Mr. Modder's wife.
               (2) Includes options to purchase 210,586 shares that are exercisable within 60 days, and 40,844 shares owned by Mr. Wilson's wife.
               (3) Jack E. and Molly W. Butler share voting and investment power with respect to such shares.
               (4) Robert D. and Martha L. Butler share voting and invest-ment power with respect to such shares.
               (5) Includes 16,667 shares owned by Linda Strasser's husband and options owned by him to purchase 100,841 shares that are exercisable within 60 days.
               (6) Includes 250,000 shares owned by a trust as to which Mr. Butler has sole voting and investment power and options to purchase 134174 shares that are exercisable within 60 days.
               (7) Includes options to purchase 19,953 shares that are exercisable within 60 days, 40,993 shares owned by Mr. Friend's wife, and 152,467 shares owned by Mr. Friend as custodian for his children.

                    The following table sets forth information concerning the beneficial ownership of the Company's Common Stock benefi-cially owned by each director of the Company, by each executive officer of the Company named in the compensation table, and by all directors and executive officers of the Company as a group, as of November 12, 1997 and after giving effect to the Merger.

                                 Shares of Class A   % of Class
           Name (1)              Common Stock

           Philip C. Modder      1,456,357 (2)       26.4%

           James L. Wilson       1,360,645 (2)       25.0%
           Eugene J. Strasser      398,128 (3)       7.5%

           Harold C. Friend        281,688 (2)       5.4%
           Robert D. Butler         42,890 (4)       0.8%

           Timothy S. Butler       449,738 (2)       7.1%

           All directors and
           executive officers
           as a group (7 per-    3,988,446 (5)       66.5%
           sons)

               (1) The business address of each of the persons identified above is at Southern Security Bank Corporation, 3475 Sherridan Street, Hollywood, Florida 33021.
               (2)  See footnotes to preceding table.
               (3) Includes 272,620 shares owned by Eugene Strasser's wife and options to purchase 100,841 shares that are exercisable within 60 days.
               (4) Includes options to purchase 11,841 shares that are exercisable within 60 days.
               (5) Except as otherwise indicated in the footnotes above, members of the group have sole voting and investment power as to such shares.


          Item 2.  Acquisition or Disposition of Assets

                    Reference is made to the information appearing under "Item 1. Change in Control of Registrant," above, which is incorporated herein by reference. The principle followed in determining the amount of consideration given in the Merger, which consisted solely of the receipt of shares in accordance with the Merger Agreement, was the bargained agreement between the persons controlling the Registrant and SSB. The controlling persons of the Registrant and SSB prior to the Merger were not affiliated or associated in any manner, and there was no material relationship between them. The only funds expended by SSB in connection with the Merger were for transactional expenses, and such funds were or will be paid from its working capital.

          Item 4.  Change in Registrant's Certifying Accountant

                    The following discussion relates to a change of certifying accountants by SSB prior to the Merger. As a result of the Merger, the certifying accounts of SSB will be the certifying accountants of the Registrant. The certifying accountants of the Registrant prior to the Merger have never been retained or dismissed by SSB, nor have there been discussions of any kind between SSB and such accountants concerning the financial statements of SSB or the Registrant.

                    On September 24, 1996, the Board of Directors selected McGladrey & Pullen, LLP ("McGladrey & Pullen") as the Company's independent public accountants for the 1996, 1997 and 1998 fiscal years. Deloitte & Touche, LLP. ("Deloitte") had been under a three year commitment with the Company for the production of audited financial statements for the Bank for the years 1993, 1994 and 1995, which commitment expired with the completion of the 1995 audit. After a review of several competitive audit proposals, the Board of Directors decided by unanimous vote at its September 24, 1996 Board meeting that McGladrey & Pullen would be the accountants for the Company for the next three years, beginning with the 1996 audit.

                    Deloitte was the independent accounting firm which audited the financial statements of the Bank for each fiscal year from 1993 through 1995. Deloitte's reports on the Bank's financial statements for the past two fiscal year's did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified for uncertainty, audit scope, or accounting principles.

                    1. During the Company's two most recent fiscal years and any subsequent interim period preceding the date of the selection of McGladrey & Pullen, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                    2. During the Company's two most recent fiscal years and any subsequent interim period preceding the date of the selection of McGladrey & Pullen, NONE of the following events occurred:

                    (a) Deloitte advised the Company that the internal controls necessary for the Bank to develop reliable financial statements did not exist;

                    (b) Deloitte having advised the Bank that information has come to its attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

                    (c) (1) Deloitte having advised the Bank of the need to expand significantly the scope of its audit, or that information had come to its attention during the such time period, that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements; and (2) due to the failure to reappoint Deloitte as accountants for the Bank or for any other reason, Deloitte did not so expand the scope or its audit or conduct such further investigation; or

                    (d) (1) Deloitte having advised the Bank that information has come to its attention and that it had concluded that the information materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that unless resolved to Deloitte's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements; and (2) due to the failure to reappoint Deloitte as accountants for the Bank or for any other reason, the issue has not been resolved to its satisfaction.

                    During the Company's two most recent fiscal years and any interim period prior to March 30, 1996, the Company (or someone acting on its behalf) did not consult McGladrey & Pullen regarding either any matter that was either (i) the subject of a disagreement as described in paragraph number "1" above, or (ii) the subject of any event described in paragraph number "2" above.

          Item 7.  Financial Statements and Exhibits

               (a) Financial statements of business acquired. Filed herewith are (i) audited, consolidated financial statements of SSB for the year ended December 31, 1997, and (i) unaudited interim consolidated financial statements for SSB for the periods ended June 30, 1997 and June 30, 1996. Unaudited interim consolidated financial statements for the periods ended September 3, 1997 and September 30, 1996 will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K was required to be filed.

               (b) Pro forma financial information. Pro forma financial information required by this report will be filed not later than 60 days after the date of this initial report on Form 8-K was required to be filed.

               (c)  Filed herewith are the following Exhibits:

          2.1 Agreement and Plan of Merger by and between Southern Security Financial Corporation and Southern Security Bank Corporation, dated as of October 31, 1997.

          2.2 Certificate of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation (under Section 252 of the General Corporation Law of the State of Delaware), dated November 10, 1997.

          2.3 Articles of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation, under Florida law, dated November 12, 1997.

          3.1 Certificate of Amendment of Certificate of Incorporation of Southern Security Financial Corporation, dated November 12, 1997 (filed under Delaware law) to change name to Southern Security Bank Corporation.

                          SOUTHERN SECURITY BANK CORPORATION
                                    AND SUBSIDIARY


                            CONSOLIDATED FINANCIAL REPORT

                                  DECEMBER 31, 1996

                             INDEPENDENT AUDITOR'S REPORT


          To the Board of Directors and Stockholders
          Southern Security Bank Corporation and Subsidiary
          Boca Raton, Florida

          We have audited the accompanying consolidated balance sheet of Southern Security Bank Corporation and subsidiary as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended December 31, 1995, were audited by other auditors whose report, dated June 10, 1997, expressed an unqualified opinion on those statements.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Security Bank Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

          As discussed in Note 15 to the financial statements, the Company entered into a written agreement with the Federal Reserve Bank ("FRB") which requires, among other things, that the Bank meet prescribed minimum capital requirements. Although the Bank met these capital requirements at December 31, 1996, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Failure to meet these requirements may result in one or more regulatory sanctions, including restricting as to the source of deposits and the appointment of a conservator. Management's plans concerning these matters are described in Note 15.

          /s/ McGladrey & Pullen, LLP
          ______________________________________

          Fort Lauderdale, Florida
          March 14, 1997, except for reference to prior auditor, as to which the date is June 10, 1997

    SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

    CONSOLIDATED BALANCE SHEETS
    December 31, 1996 and 1995


    ASSETS                                         1996         1995
                                                   ____         ____
                                                             C>

    Cash and due from banks (Note 2)         $  3,005,602  $1,392,862
    Federal funds sold                          1,231,000   1,012,000
                                                _________   _________

         Total cash and cash equivalents        4,236,602   2,404,862
    Securities held to maturity (Note 3)        2,108,882   1,644,863

    Securities available for sale (Note 3)      1,377,545   3,363,079

    Federal Reserve Bank stock, at cost            59,500      53,800
    Loans, net (Notes 4, 11 and 15)            11,414,773   9,343,107

    Premises and equipment (Note 5)               430,275     439,156
    Other real estate owned                       489,804     489,804

    Accrued interest receivable                   106,715     130,654

    Other assets                                   96,896     198,209
                                                _________   _________
                                               20,320,992  18,067,534
                                               ==========  ==========

          See Notes to Consolidated Financial Statements.



    LIABILITIES AND STOCKHOLDERS' EQUITY            1996              1995
                                                    ____              ____

    Liabilities:

     Noninterest-bearing deposits               $    5,847,168  $  3,615,650
     Interest-bearing deposits (Note 6)             12,409,035    12,820,529
                                                    __________    __________

           Total deposits                           18,256,203    16,436,179

     Securities sold under repurchase                  750,000            -
     agreements

     Notes Payable (Note 8)                            250,000       250,000

     Other liabilities                                 305,805       349,778
                                                       _______       _______
           Total liabilities                        19,562,008    17,035,957
                                                    __________    __________

    Commitments and contingencies (Note 15)
    Minority interest in subsidiary                     37,816        45,800
                                                        ______        ______

    Stockholders' equity (Notes 3, 9, 10,
    and 13):

     Series A voting convertible preferred
     stock, $.01 par
       value; $1.50 liquidation value;
       1,200,000 shares

       authorized; issued and outstanding
       1996 596,622 shares;
       1995 1,002,624 shares                             5,966        10,026

     Class A voting common stock, $.01 par
     value; 20,000,000 1,644,988

       shares authorized; issued and
       outstanding 1996
       9,856,664 shares; 1995 8,893,442                 98,567        88,934
       shares

     Capital surplus                                 3,259,822     2,933,995
     Accumulated (deficit)                         (2,619,576)   (2,064,237)
                                                    _________     _________

                                                       744,779       968,718

     Unrealized gain (loss) on securities
     available for
       sale, net (Note 3)                             (23,611)        17,059
                                                       ______         ______

                  Total stockholders' equity           721,168       985,777
                                                       _______       _______
                                                  $ 20,320,992   $18,067,534
                                                    ==========    ==========

    SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

    CONSOLIDATED STATEMENTS OF INCOME
    Years Ended December 31, 1996 and 1995

                                                1996           1995
                                                ____           ____

    Interest income:
     Interest and fees on loans                $ 1,077,786    $  883,351

     Interest and dividends on securities          280,152       158,756
     Interest on federal funds sold                 46,831       118,105
                                                     _____       _______

                                                 1,404,769     1,160,212

    Interest expense:
     Deposits                                      591,883       524,592
                                                   _______       _______

           Net interest income                     812,886       635,620
    Provision for loan losses (Note 4)               8,000             -
                                                     _____          ___

           Net interest income after               804,886       635,620
           provision for loan losses               _______       _______

    Other income:
     Service charges on deposit accounts            70,062        51,108

     Securities losses, net (Note 3)               (6,697)            -
        Other                                       44,162        83,111
                                                    ______        ______

           Total other income                      107,527       134,219
                                                   _______       _______

    Other expenses:
     Salaries and employee benefits                685,646       701,575

     Occupancy and equipment                       333,710       367,838
     Other                                         454,877       427,890
                                                   _______       _______

           Total other expenses                  1,474,233     1,497,303
                                                 _________     _________

           Net (loss) before minority
           interest in
              net income of subsidiary           (561,820)     (727,464)

    Minority interest in net income of               6,481        13,332
    subsidiary                                       _____        ______

            Net (loss)                        $  (555,339)  $  (714,132)
                                                  =======       =======

          See Notes to Consolidated Financial Statements.

   SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended December 31, 1996 and 1995

                                                                                    Gain (Loss)
                                                                                    on
                                                                                    Securities
                                                                                    Available
                   Preferred Stock     Common Stock      Paid-in     Accumulated    for
                  Shares    Amount    Shares    Amount   Capital     (Deficit)      Sale, Net  Total

   Balance,       624,264   $  6,243  7,632,244 $ 76,322 $ 2,004,490 $ (1,350,105)  $ (8,461)  $ 728,489
   December 31,
   1994

     Net (loss)         -          -          -        -           -     (714,132)        -     (714,132)

     Issuance of  378,360      3,783  1,261,198   12,612     929,505            -         -      945,900
     stock in
     private
     placements

     Net change in      -          -          -        -            -            -     25,520     25,520
     unrealized
     gain (loss)
     on securities
     available-
     for-sale
     (Note 3)

   Balance,      1,002,624   $ 10,026  8,893,442 $ 88,934 $ 2,933,995 $ (2,064,237)  $ 17,059  $ 985,777
   December 31,
   1995

     Net (loss)          -          -         -         -           -     (555,339)        -    (555,339)


     Issuance of    29,558        296   527,662     5,277     325,827            -         -     331,400
     stock in
     private
     placements

     Conversion   (435,560)    (4,356)  435,560     4,356           -            -         -           -
     of preferred
     stock
     (Note 9)

     Net change in       -          -         -         -           -            -   (40,670)    (40,670)
     unrealized
     gain (loss) on
     securities
     available-for
     for-sale
     (Note 3)

   Balance,         596,622    $ 5,966 9,856,664 $ 98,567 $ 3,259,822 $ (2,619,576) $(23,611)  $ 721,168
   December 31,
   1996             =======      ===== =========   ======   =========    =========    ======     =======

   See Notes to Consolidated Financial Statements.

    SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

    CONSOLIDATED STATEMENTS OF CASH FLOWS
    Years Ended December 31, 1996 and 1995


                                                  1996          1995
                                                  ____          ____


    Cash Flows From Operating Activities
     Net (loss)                               $  (555,339)  $  (714,132)

     Adjustments to reconcile net (loss) to
     net cash provided by
       operating activities:

       Net (accretion) on securities               (1,931)       (4,126)
       Provision for loan losses                     8,000            -

       Depreciation and amortization                65,254        58,707

       Securities losses, net                        6,697            -
       Minority interest in net income of          (6,481)      (13,332)
       subsidiary

       Decrease (increase) in:
         Accrued interest receivable                23,939      (70,230)

         Other assets                               21,105        54,983
       Increase in other liabilities                36,235       147,155
                                                    ______       _______

           Net cash (used in) operating          (402,521)     (540,975)
           activities                             _______       _______
    Cash Flows From Investing Activities

     Net cash flows from securities (Note        1,474,576   (3,411,905)
     16)
     Purchase of Federal Reserve Bank stock        (5,700)      (16,400)

     Loan originations and principal             (289,132)   (1,918,981)
     collections on loans
     Purchases of loans                        (1,790,534)            -

     Purchase of premises and equipment           (56,373)      (57,374)
     Proceeds from sale of other real estate            -        206,065
     owned

           Net cash (used in) investing          (667,163)   (5,198,595)
           activities                             _______     _________


    Cash Flows From Financing Activities

     Proceeds from notes payable                   750,000            -
     Net increase in deposits                    1,820,024     5,753,170

     Proceeds from issuance of stock               331,400       945,900
                                                   _______       _______

           Net cash provided by financing        2,901,424     6,699,070
           activities                            _________     _________


           Increase in cash and cash             1,831,740       959,500
           equivalents
    Cash and cash equivalents

     Beginning                                   2,404,862     1,445,362
                                                 _________     _________
            Ending                            $  4,236,602    $2,404,862
                                                 =========   ===========

          See Notes to Consolidated Financial Statements.

          Note 1.  Summary of Significant Accounting Policies

          Description of business: Southern Security Bank Corporation (the "Corp.") provides a full range of banking services to individual and corporate customers in Southeast Florida through its subsidiary bank.

          Basis of presentation: The financial statements of Southern Security Bank Corporation and its subsidiary have been prepared in conformity with generally accepted accounting principles and conform to predominate practice within the banking industry. In preparing the financial statements, the Corp.'s management is required to make estimates and assumptions which significantly affect the amounts reported in the financial statements. Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and the fair value of securities. Actual results could differ from those estimates.

          Principles of consolidation:   The accompanying consolidated
          financial statements include the accounts of Southern Security Bank Corporation and its majority-owned subsidiary, Southern Security Bank of Hollywood (the "Bank"). All significant intercompany balances and transactions have been eliminated in consolidation.

          Cash and cash flows: Cash and cash equivalents includes cash and due from banks, and federal funds sold. For purposes of reporting cash flows, loans and deposits are reported net.

          Securities held to maturity: Debt securities for which the Bank has both the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, is included in interest income.

          In November 1995, the FASB issued a Special Report on implementation of SFAS No. 115. The Special Report included a transition provision which permitted all entities to reassess the appropriateness of securities classifications and permitted the transfer of securities between classifications by December 31, 1995. On December 28, 1995, $1.2 million of securities held to maturity with aggregate unrealized losses of $2,600 were transferred to securities available for sale.

          Securities available for sale: Securities classified as available-for-sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.

          Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect.
          The amortization of premiums and accretion of discounts, computed by the interest method over the contractual lives of the applicable securities are included in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

          Declines in the fair value of individual securities classified as either held to maturity or available for sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

          Loans: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, net of unearned discount, net loan origination fees and costs, and an allowance for loan losses.

          Loan origination and commitment fees and certain direct loan origination costs are being deferred and recognized over the expected life of the related loan as an adjustment of yield. The Bank is generally amortizing these amounts over the contractual life. Commitment fees based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

          Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.
          For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Interest income is recognized on those loans only upon receipt.

          A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

          Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line methods over the following estimated useful lives:

                                       Years

          Leasehold improvements        5 - 10
          Furniture and equipment       3 - 12

          Other real estate owned: Real estate acquired through foreclosure or deed in lieu of foreclosure represents specific assets to which the Company has acquired legal title in satisfaction of indebtedness. Such real estate is recorded at the property's fair value at the date of foreclosure (cost). Initial valuation adjustments, if any, are charged against the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated cost to dispose are recorded as necessary. Revenues and expenses related to holding and operating these properties are included in operations.

          Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss or tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Current accounting development:   The Financial Accounting
          Standards Board has issued Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which becomes effective for certain transactions occurring after December 31, 1996 and for other transactions occurring after December 31, 1997. The Statement does not permit earlier or retroactive application. The Statement distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. The Statement also establishes standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their subsequent measurement.
          The Statement requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, the Statement requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

          Management does not believe the application of the Statement to transactions of the Bank that have been typical in the past will materially affect the Bank's financial position and results of operations.

          Note 2.  Restrictions on Cash and Due From Banks

          The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. Required reserve balances were completely satisfied by cash on hand at December 31, 1996 and 1995.

          Note 3.  Investment Securities

          Securities held to maturity: The amortized cost and fair values of securities held to maturity as of December 31, 1996 and 1995 are summarized as follows:

                                             1996
                                _______________________________

                                         Gross       Gross
                                    Unrealized  Unrealized
                        Ammortized       Gains      Losses
                              Cost  _________   __________    Fair Values
                        _________                             ___________
    U. S. Government
    corporations and  $  1,399,327      $   -     (22,708)    $ 1,376,619
    agencies

    Mortgage-backed        709,555       7,518          -         717,073
    securities             _______       _____                    _______
                      $  2,108,882      $7,518    (22,708)   $  2,093,692
                         =========       =====     ======       =========


                                              1995
                                              ____

                                       Gross           Gross
                                    Unrealized       Unrealized
                      Ammortized      Gains            Losses     Fair
                      Cost                                        Values
                      ----------    ----------       ----------   ------


    U. S. Government
    corporations      $  1,401,642    $  6,732       (937)    $ 1,407,436
      and agencies
    Mortgage-backed        243,222       4,720          -         247,942
    securities
                           _______       _____                    _______
                      $  1,644,863    $ 11,452       (937)    $ 1,655,378

                         =========       =====        ===       =========

          The amortized cost and fair values of securities held to maturity at December 31, 1996, by contractual maturity, are shown below.

                                             Amortized      Fair
                                                Cost       Values
                                             _________     ______

           Due after five years through     $     899,327  $   887,089
           ten years

           Due after ten years                    500,000      489,530
           Mortgage-backed securities             709,555      717,073

                                            $   2,108,882  $ 2,093,692

          Gross losses of $1,453 were recognized on securities held to maturity in the year ended December 31, 1996 as a result of the disposition of a security that was called by the maker.


          Securities held to maturity with a carrying amount of approximately $475,000 and $402,000 at December 31, 1996 and 1995, respectively, were pledged as collateral on trustee deposits and repurchase agreements.

          Securities available for sale: The amortized cost and fair values of securities available for sale as of December 31, 1996 and 1995 are summarized as follows.


                                             1996
                                             ____

                                        Gross       Gross
                         Amortized    Unrealized  Unrealized  Fair
                            Cost        Gains       Losses    Value

                         _________    __________  __________  _____

          Mortgage-backed
          securities     $1,390,201    $ 2,852      (15,508)  $1,377,545


                                                  1995
                                             _______________
                                         Gross          Gross
                                        Unrealized     Unrealized
                            Amortized                                 Fair
                            Cost         Gains          Losses        Values
                                        __________      _________
                          _________                                   _______

    U.S. Government         1,690,860    $      -     $(12,795)       $ 1,678,065
    corporations and
    agencies

    Mortgage-backed         1,654,475       31,594        (1,055)       1,685,014
    securities
                            _________       ______         ______

                          $ 3,345,335     $ 31,594      $(13,850)     $ 3,363,079
                            =========       ======       =======        =========


          Contractual maturities of mortgage-backed securities available for sale are not disclosed because borrowers have the right to call or repay obligations with or without call or repayment penalties.


          Gross realized losses from the sale of securities available for sale for the year ended December 31, 1996 were $5,244. No securities available for sale were sold in the year ended December 31, 1995.


          Securities available for sale with a carrying amount of approximately $715,000 and $250,000 at December 31, 1996 and 1995, respectively, were pledged as collateral on trustee deposits and for repurchase agreements.


          Changes in the unrealized loss on securities available for sale are as follows:

                                                   Years Ended
                                                   December 31,

                                                    1996      1995
                                                ________   _________

    Balance, beginning                         $  17,059   $ (8,461)
     Net change in unrealized gains             (42,373)      26,712
     (losses) during the year

     Amortization of unrealized loss on
     security transferred
          to held to maturity                        145          -

     Allocation of changes to minority             1,558     (1,192)
     interest in subsidiary
    Balance, ending                            $(23,611)     $17,059

          Note 4.  Loans


          The composition of net loans as of December 31, 1996 and 1995 is as follows:

                                                          1996          1995
                                                          ____           ____



           Commercial                                    $3,641,451     $2,734,280
           Commercial real estate                         3,342,084      1,815,355

           Residential real estate                        3,627,871      3,183,972
           Consumer                                         915,062      1,745,659

           Other                                             57,953         19,900
                                                         11,584,421      9,499,256
                                                         __________      _________

            Allowance for loan losses                     (196,140)      (182,832)
                Deferred loan costs, net                     26,492         26,683
                                                             ______         ______
           Loans, net                                   $11,414,773     $9,343,107

                                                         ==========      =========


          Activity in the allowance for loan losses for the years ended December 31, 1996 and 1995 was as follows:


                                                    1996       1995
                                               __________ __________
           Balance, beginning                 $   182,832 $  168,767

           Provision for loan losses                8,000         -
           Recoveries of amounts charged off       10,634     14,065

           Amounts charged off                    (5,326)         -

           Balance, ending                    $   196,140 $  182,832



          The Bank's recorded investment in impaired loans was $56,124 and none at December 31, 1996 and 1995, respectively. The specific SFAS No. 114 allowance associated with impaired loans, and included in the allowance for loan losses, at December 31, 1996 was $24,073. The average recorded investment in impaired loans during 1996 and 1995 was $45,000 and $50,000, respectively. Interest income on impaired loans, recognized for cash payments received in 1996 and 1995, was not significant.


          Note 5.   Premises and Equipment


          The major classes of premises and equipment and the total accumulated depreciation as of December 31, 1996 and 1995 are as follows:

                                                    1996           1995
                                                 ________       ________

           Leasehold improvements               $ 675,332       $671,007

           Furniture, fixtures, and               536,105        578,937
           equipment
                                                _________        _______
                                                1,211,437      1,249,944

           Less accumulated depreciation          781,162        810,788
           and amortization                     _________       ________

                                                $ 430,275      $ 439,156

          Note 6.  Deposits


          The composition of interest-bearing deposits at December 31, 1996 and 1995 is as follows:

                                                       1996         1997

                                                 __________   __________
           Now accounts                          $1,167,277   $1,220,545

           Money markets                          3,584,884    3,400,278

           Savings accounts                         363,789      297,727
           Certificates of deposit less than      5,203,073    5,801,979
           $100,000

           Certificates of deposit of             2,090,012    2,100,000
           $100,000 or more                     ___________  ___________

            Total                               $12,409,035  $12,820,529
                                                ===========  ===========


          At December 31, 1996, the scheduled maturities of certificates of deposit are as follows:


           Years ending December 31,

           1997                          $   6,358,240
           1998                                928,845
           2001                                  6,000
                                         $   7,293,085

          Note 7.  Income Taxes


          The net cumulative tax effects of the primary temporary differences as of December 31, 1996 and 1995 are shown in the following table:

                                                     1996         1995
                                                 ________     ________

          Deferred tax assets:

           Allowances for loan losses                  -         1,800
            Other real estate owned                25,200       25,200
            writedowns

            Premises and equipment                 47,900       49,600
            Net operating loss carryforward     2,568,900    2,382,700

            Accrual to cash conversion for         40,100        8,000
            income taxes
            Unrealized loss on securities           4,800           -
            available for sale

            Other                                   2,300        2,300
                                                _________    _________

                  Total deferred tax assets     2,689,200    2,469,600

                                               __________    _________
           Deferred tax liabilities:

            Allowances for loan losses            (6,800)           -
            Deferred loan costs                   (9,900)     (10,000)

            Unrealized gain on securities              -       (6,700)
            available for sale                    _______     ________

                  Total deferred tax             (16,700)     (16,700)
                  liabilities                    ________     ________

                                                2,672,500    2,452,900
           Valuation allowance for deferred   (2,672,500)  (2,452,900)
           tax assets
                                              ___________  ___________
                  Net deferred tax assets              -             -

                                              ===========  ===========


          The Company has recorded a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. No income tax benefits have been provided for the years ended December 31, 1996 and 1995, because of the net operating losses available for carryforward.



          The Bank has available federal net operating loss carryforwards approximating the following at December 31, 1996:



           Expiring December 31,
           _____________________

           2002                                   143,000
           2003                                   998,000
           2004                                   500,000
           2005                                   759,000
           2006                                   526,000
           2007                                   935,000
           2008                                   905,000
           2009                                   872,000
           2010                                   898,000
           2011                                   313,000

                                                 ________
                                               $6,849,000

                                                =========

          Note 8.  Notes Payable


          The Company has an unsecured note payable to a trust affiliated with a shareholder in the amount of $100,000 at December 31, 1996. The note is due June 30, 1997 and interest is payable quarterly at 8.0%. The due date of the note is automatically extended for additional periods of six months at each due date unless the lender provides 30 days notice of its intent not to permit additional extensions.


          The Company also has unsecured notes payable to two directors and officers in the total amount of $150,000 at December 31, 1996. The notes are due on demand and are noninterest bearing.


          Note 9.  Preferred Stock


          The Series A preferred stock is convertible into common stock on a share-for-share basis upon the occurrence of certain events. Dividends are payable quarterly, when declared by the Board of Directors, on the Series A preferred stock at an annual rate of
          $.05 per share.   Accumulated but unpaid dividends for any past
          quarterly dividend periods will be cumulative and accrue without interest. No dividends may be declared or paid on common stock of the Company and no common stock shall be redeemed until all dividends in arrears on the Series A preferred stock have been paid. In addition, holders of Series A preferred stock shall also receive a dividend any time a dividend is declared on the Class A common stock generally on a share for share basis. No dividends have been declared on the Series A preferred stock since the inception of the Company. Accrued but unpaid dividends at December 31, 1996 and 1995 totaled approximately $120,000 and $70,000, respectively.


          Shares of Series A preferred stock may be either converted to Class A common stock, generally on a share for share basis, or redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the Company files a
          registration statement.   Shares of Series A preferred stock may
          be redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the Company (1) merges with another company and does not remain as the continuing corporation, (2) sells or transfers all or substantially all of its assets to another corporation, or (3) the Company is liquidated, dissolved or otherwise winds up its business. In the event of a stock split, reverse stock split or stock dividend resulting in an increase or decrease in the number of shares of common stock outstanding, the conversion price of the Series A preferred stock shall be correspondingly increased or decreased proportionately.


          In addition, 5 million shares of Class B nonvoting convertible common stock have been authorized by the Company. No such shares have been issued and none were outstanding at either December 31, 1996 or 1995.


          Note 10.  Stock Options


          Under the Incentive Stock Option Plan (the "Plan") adopted by the Bank in 1988, the Bank is authorized to grant options for the purchase of up to 20% of the outstanding common shares of the Bank, or 380,000 shares at December 31, 1996. All directors, officers and employees of the Bank are eligible to receive options to purchase shares of common stock at the fair value of the stock at the date of grant, but in no event may the price be less than the par value of such stock. The Plan expires March 19, 1998 and no additional options may be granted after that date under the Plan. The weighted-average remaining life of options outstanding at December 31, 1996 and 1995 is 6.9 years and 7.5 years, respectively.


          A summary of the options for the purchase of common stock of the Bank outstanding as of December 31, 1996 and 1995, and changes during the years then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of 7 percent and expected lives of 6 years for 1996 and 7 years for 1995.


                                   1996                  1995
                                   ____                  ____
                            Weighted-Average         Weighted-Average
                                               Exercise           Exercise
                              Shares           Price     Shares   Price



    Outstanding at            193,930           $1.00     3,130    $1.00
    beginning of year
    Granted                   137,760           1.00    194,520    1.00


    Exercised                      -                         -
    Forfeited                (12,000)                   (3,720)
                              ______                      ____
    Outstanding at end        319,690           1.00    193,930    1.00
    of year
                              =======                   =======
    Options exercisable       319,690           1.00    193,930    1.00
    at year-end
                              =======                   =======
    Weighted-average
    fair value of
    options granted
    during the year                             $0.09              $0.10



          In addition to the plan discussed above, the Company has granted stock options for the purchase of shares of common stock of the Company to directors of the Company under various compensation agreements and actions of the Board of Directors, representing a majority of the shareholders. All options for the purchase of common stock of the Company expire 10 years from the date of issue. The weighted-average remaining life of options outstanding at December 31, 1996 and 1995 was 7.6 years and 8.6 years, respectively.

          A summary of the options for the purchase of common stock of the Company outstanding as of December 31, 1996 and 1995, and changes during the years then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1996 and 1995: risk-free interest rates of 7 percent and expected lives of 9 years for both years.


                                   1996                  1995
                                   ____                  _____
                              Weighted-Average        Weighted-Average
                          Shares    Exercise     Shares    Exercise
                                     Price                  Price


    Outstanding at      1,898,402    $0.09     1,628,000    $0.08
    beginning of year
    Granted               103,000     0.09       270,402     0.09


    Exercised                   -                     -

    Forfeited                   -                     -
                         ________               _______


    Outstanding at end  2,001,402    0.09      1,898,402     0.09
    of year             =========              =========

    Options exercisable 2,001,402    0.09      1,774,949     0.09
    at year-end         =========              =========
    Weighted-average
    fair value of
    options granted
    during the year                 $0.04                   $0.04


          The Company and its subsidiary apply APB Opinion 25 and related Interpretations in accounting for their plans. Accordingly, no compensation cost has been recognized for the stock options discussed above. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates for awards under those plans, the Company's net loss for the years ended December 31, 1996 and 1995 would have increased by approximately $16,000 and $30,000, respectively.

          Note 11.  Related-Party Transactions

          The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). Aggregate loans to, or guaranteed by, these related parties totaled approximately $705,000 and $836,000 at December 31, 1996 and 1995, respectively.


          Note 12.  Leases


          The Bank leases its facilities under a noncancelable agreement which expires December 31, 2003, with one ten-year renewal option. The approximate future minimum lease payments, as reduced by minimum sublease income, under this lease as of December 31, 1996, are as follows:




           Years ending December 31      Amount

           ________________________      _________

           1997                          $   232,016

           1998                              268,650
           1999                              294,735

           2000                              303,577

           2001                              312,684
           Thereafter                        653,792

                Total minimum lease      $ 2,065,454
           payments                        =========


          Total lease expense for the years ended December 31, 1996 and 1995 approximated $226,900 and $203,600, respectively, net of sublease income of approximately $40,600 and $58,700, respectively, and is included in occupancy and equipment expense in the accompanying consolidated statements of income.

          Note 13. Restrictions on Retained Earnings and Regulatory Capital Requirements


          The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, no retained earnings were available for dividend declaration without regulatory approval.


          The Bank is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


          Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (all defined in the regulations). Management believes the Bank meets all capital adequacy requirements to which it is subject as of December 31, 1996.


          As of December 31, 1996, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.


          The Bank's actual capital amounts and ratios are also presented in the table below:

                                                                   To Be Well
                                            For Capital        Capitalized Under
                                            Adequacy           Prompt Corrective
                                            Purposes           Action Provisions
                               Actual
    As of December 31,
    1996:
     Total Capital
     (to Risk-           $1,238,319  11.2%  $881,360   8.0%     $1,101,700    10.0%
     Weighted Assets)
     Tier I Capital
     (to Risk-           $1,099,885  10.0%  $440,680    4.0%      $661,020     6.0%
     Weighted Assets)     Tier I Capital
     (to Average
                         $1,099,885   6.6%  $670,440    4.0%      $838,050     5.0%     Assets)

    As of December 31,
    1995:
     Total Capital
     (to Risk-
                         $1,303,647  13.7%  $763,775    8.0%      $954,719    10.0%     Weighted Assets)
     Tier I Capital
     (to Risk-
                         $1,183,523  12.4%  $381,888    4.0%      $572,832     6.0%     Weighted Assets)
     Tier I Capital
     (to Average         $1,183,523   6.7%  $710,440    4.0%      $888,050     5.0%
     Assets)

          Note 14.  Regulatory Matters and Going Concern Considerations

          On April 13, 1995, the Company entered into a written agreement (the "Agreement") with the Federal Reserve Bank of Atlanta (the "FRB"). Among other items, the written agreement:


          a. Prohibits the declaration or payment of dividends by the Company without the prior written approval of the FRB;

          b. Requires the Company to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (i) current and future capital requirements of the Bank, including the maintenance of adequate capital ratios,
               (ii) the volume of the Bank's adversely classified assets,
               (iii) the Bank's anticipated level of earnings, and (iv) the source and timing of additional funds that may be necessary to fulfill future capital requirements;

          c. Prohibits any additional borrowings by the Company, or any payments on existing debt of the Company, without the prior written approval of the FRB;

          d. Prohibits the Company from entering into new financial transactions, or amending the terms of existing agreements, with related parties, without the prior written approval of the FRB; and,

          e. Prohibits the Company from entering into any transaction with the Bank without the prior written approval of the FRB.


          On March 17, 1992, the Bank entered into a written agreement (the "Agreement") with the Federal Reserve Bank of Atlanta (the "FRB") and the State of Florida Department of Banking and Finance (the "Department"). In addition to requiring the Bank to implement certain operating administrative policy and procedure changes, the written agreement:


          a. Prohibits the declaration or payment of dividends by the Bank without the prior written approval of the FRB and the Department;

          b. Requires the Bank to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (a) current and future capital requirements including the maintenance of minimum capital ratios, (b) the volume of adversely classified assets, (c) the Bank's anticipated level of retained earnings, and (d) the source and timing of additional funds that fulfill future capital requirements;
          c. Requires that, in the event the Bank's leverage ratio falls below 6.25%, the Bank notify the FRB and the Department about the capital deficiency and submit a written statement detailing the steps to be taken to increase the leverage ratio; and,

          d. Requires the Bank to maintain at all times an allowance for loan losses not less than 1.53% of total loans.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of $555,339 and $714,132 during the years ended December 31, 1996 and 1995, respectively. Although the Bank met the minimum regulatory capital requirements prescribed by the Federal Reserve Board, Federal Deposit Insurance Corporation, and the State of Florida Department of Banking and Finance at December 31, 1996, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Failure to meet these capital requirements may result in one or more regulatory sanctions, including restrictions as to the source of deposits and the appointment of a conservator. In the Company's written plan submitted to the FRB, as well as the Bank's written plan submitted to the FRB and the State of Florida Department of Banking and Finance, management has indicated that it intends to raise additional capital through the sale of common stock. It is the opinion of management that the future of the Company is dependent on additional capital to be raised through this sale of additional common stock. There can be no assurance that such sale can be accomplished. The financial statements do not include the adjustments, if any (such as those related to the recovery of reported asset amounts), that might result from the outcome of this uncertainty.

          Note 15.  Commitments and Contingencies


          Financial instruments with off-balance-sheet risk: The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business, to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the consolidated balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

          These commitments were as follows at December 31, 1996 and 1995:


          Commitments to extend credit  $1,536,653     $ 1,391,395
          Standby letters of credit         58,632               -
                                        __________     ____________
                                        $1,594,985     $1,391,395
                                         =========      =========


          Commitments to extend credit are commitments to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include cash, accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, construction bonding, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The collateral varies but may include accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

          Contingencies: In the normal course of business, the bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.


          In addition, the Company has executed employment agreements with two individuals who are both officers and directors of the Company. Under the terms of the employment agreements, the Company has agreed to pay base salaries and certain other benefits and compensation to the two officers. The actual amounts paid through December 31, 1996 are less than the amount contractually due under the employment agreements by approximately $385,000. The two individuals have voluntarily agreed not to demand the payment of such additional amounts due to them until such time, if ever, that certain conditions are met.

          The employment agreements also include provisions requiring the payment of certain amounts upon the occurrence of certain events leading to the termination of employment such as a change in control of the Company, death or disability.

          Financial instruments with concentration of credit risk: The Bank makes commercial, residential and consumer loans to customers primarily in Southeast Florida. A substantial portion of its debtors' abilities to honor their contracts is dependent upon the local economy. The economy of the Bank's primary market area is not heavily dependent on any individual economic sector.


          Interest rate risk: The Bank assumes interest rate risk as a result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to manage interest rate risk. However, borrowers with fixed-rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to manage interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.

          Note 16.   Additional Cash Flow Information



                                           Years Ended December 31,
                                              1996           1995
                                              ____           ____

    Cash flows from securities:

     Securities available for sale:
       Sales                               $1,173,016   $        -

       Maturities and paydowns                252,964       551,155
       Purchases                                   -
                                                        (2,317,981)

     Securities held to maturity:
       Maturities and paydowns                447,846       555,751

       Purchases                            (399,250)   (2,200,830)
                                             _______     _________

                                           $1,474,576  $(3,411,905)
                                            =========    =========

    Supplemental disclosures of cash flow   $ 632,532    $ 524,592
    information:                              =======
                                                           =======
    Cash payments for interest



                          SOUTHERN SECURITY BANK CORPORATION
                                    AND SUBSIDIARY

                            CONSOLIDATED FINANCIAL REPORTS

                                JUNE 30, 1997 AND 1996


           SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY
           CONSOLIDATED BALANCE SHEETS
           June 30, 1996 and 1997


           ASSETS                                    1997         1996
           _______                              _________    _________
           Cash and due from banks (Note 2)    $2,079,381   $1,673,482

                                                2,259,000    1,392,000
           Federal funds sold                   _________    _________
            Total cash and cash
            equivalents                         4,338,381    3,065,482

           Securities held to maturity
           (Note 3)                             2,333,805    1,617,098
           Securities available for sale
           (Note 3)                             1,274,246    2,310,026

           Federal Reserve Bank stock, at
           cost                                    61,000       59,500
           Loans, net (Notes 4, 11 and 15)     10,035,227   10,543,127

           Premises and equipment (Note 5)        405,692      436,251
           Other real estate owned                515,465      489,804

           Accrued interest receivable            128,221      108,011

                                                  203,838      154,827
           Other assets                          ________      _______
                                              $19,295,875  $18,784,126

          See Notes to Consolidated Financial Statements.

          SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF INCOME

          June 30, 1997 and 1996
           LIABILITIES AND STOCKHOLDERS'
           EQUITY
                                                   1997          1996
           ___________________________________     _________     _________
           Liabilities:

                Noninterest-bearing deposits      $4,376,967    $3,449,396

                Interest-bearing deposits         13,356,326    13,748,082
                (Note 6)
                                                  __________    __________
                   Total deposits                 17,733,293    17,197,478

           Notes Payable (Note 8)                    100,000       250,000
           Other liabilities                         328,223       368,936

                                                  __________    __________
                Total Liabilities                 18,161,516    17,816,414
                                                  __________    __________

           Commitments and contingencies (Note
           15)
           Minority interest in subsidiary            32,597        40,944
                                                  __________    __________

           Stockholders' equity (Notes 3, 9,
           10, and 17):
                   Series A voting convertible
                   preferred stock, $.01 par

                   value; $1.50 liquidation
                   value; 1,200,000 shares
                   authorized; 564,982 and
                                                       5,650        10,321                   1,032,182 shares issued and
                   outstanding
                   Class A voting common
                   stock, $.01 par value;
                   20,000,000 shares
                   authorized; 14,148,453 and
                   9,257,271 shares issued and
                   outstanding                       141,485        92,573

                   Capital surplus                 3,898,135     3,163,161

                   Accumulated (deficit)         (2,932,188)   (2,340,114)
                   Unrealized gain (loss) on        (11,320)           827
                   securities available for
                                                 ___________   ___________
                          Total stockholders'      1,101,762       926,768
                         equity                  ___________   ___________

                                                 $19,295,875   $18,784,126


           SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF INCOME
           Six Months Ended June 30, 1997 and 1996


                                                     1997         1996
                                                 ________     ________
           Interest income:

            Interest and fees on loans        $   573,688   $  533,333
            Interest and dividends on             122,614      151,661
            securities

            Interest on federal funds sold         26,652       26,944
                                                _________    _________
                                                  722,954      711,938
           Interest expense:

            Deposits                              289,452      309,960
                                                _________    _________
                  Net interest income             433,502      401,978
                                                _________     ________

           Provision for loan losses (Note                       8,000
           4)                                   _________     ________
                  Net interest income after
                  provision for loan losses       433,502      393,978
                                                _________     ________

           Other income:
            Service charges on deposit             40,850       36,183
            accounts

            Securities losses, net (Note 3)                    (5,774)
               Other                               25,348       15,603
                                                _________     ________


                  Total other income               66,198       46,012
                                                _________     ________

           Other expenses:
            Salaries and employee benefits        381,965      343,181

            Occupancy and equipment               155,990      165,270

            Other                                 277,700      211,621
                                                 ________      _______

                  Total other expenses            815,655      720,072
                                                 ________      _______

                  Net (loss) before
                  minority interest in
                                                (315,055)    (280,082)
                  net income of subsidiary

           Minority interest in net income          3,343        4,205
           of subsidiary                         ________     ________
                   Net (loss)                 $ (312,612)  $ (275,877)
                                               ==========    =========

          See Notes to Consolidated Financial Statements.


   SOUTHERN SECURITY BANK CORPORATION AND
   SUBSIDIARY
   CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
   EQUITY
   SIX MONTHS ENDED JUNE 30, 1997
   AND 1996
                                                                                        Gain (Loss)
                                                                                        on
                                                                                        Securities
                                                                                        Available
                     Preferred Stock       Common Stock        Paid-in  Accumulated     for
                    Shares      Amount    Shares    Amount      Capital  (Deficit)      Sale, Net  Total

   Balance,         1,002,624   $ 10,026  8,893,442 $ 88,934  $2,933,995 $(2,064,237)   $ 17,059   985,777
   December 31,
   1995

   Net (loss)              --         --        --        --          --    (275,877)         --  (275,877)

   Issuance of Stock   29,558        295    363,829    3,639     229,166          --          --   233,100   in Private
   Placements

   Net Change in           --         --         --       --          --                 (16,232)  (16,232)
   unrealized gain
   (loss) on
   securities
   available-for-
   sale
   (Note 3)

   Balance, June 30, 1,032,182    $10,321 9,257,271  $92,573  $3,163,161  $(2,340,114)      $827   $926,768
   1996
                     =========    ======= =========  =======  ==========  ============  =========  ========
   Balance, December   596,622     $5,966 9,856,664  $98,567  $3,259,822  $(2,619,576)  $(23,611)  $721,168
   31, 1996

   Net (loss)               --         --        --       --          --     (312,612)        --  (312,612)

   Issuance of Stock        --         --   884,859    8,849     522,066        --            --   530,915
   in Private   Placements

   Conversion          (31,640)     (316)    31,640      316          --        --            --        --
   Preferred Stock
   (Note 9)

   Exchange of stock        --        --  3,375,290   33,753     116,247        --            --   150,000
   for unpaid
   salaries, benefits
   and notes payable
   (Note 8)

   Net Change in            --        --         --       --          --        --        12,291    12,291
   unrealized gain
   (loss) on
   securities
   available-for
   sale (Note 3)
                    __________   ________  _________  _______  __________  ___________  ________ __________
   Balance,            564,982     $5,650 14,148,453 $141,485  $3,898,135  $(2,932,188)$(11,320) $1,101,762
June 30, 1997       ==========   ======== ==========  =======   =========   =========== ========  =========


    SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY

    CONSOLIDATED STATEMENTS OF CASH FLOWS
    Six Months Ended June 30, 1997 and 1996

                                             1997         1996
                                         ________    _________
    Cash Flows From Operating
    Activities


         Net (loss)                    $(312,612)   $(275,877)

     Adjustments to reconcile net
     (loss) to net cash provided by
     operating activities:
       Write-Up of other real estate     (25,661)            -
       owned

       Provision for loan losses               --        8,000

       Depreciation and amortization       37,283       33,512
       Securities losses, net                  --        5,774

       Minority interest in net loss      (3,343)      (4,205)
       of subsidiary
       (Increase) decrease in            (21,506)       22,643
       accrued interest receivable

       (Increase) decrease in           (106,942)       43,382
       other assets
       Decrease in notes payable        (150,000)           --
       (Note 8)

       Increase in other liabilities       22,418       19,158
                                       __________      _______
           Net cash (used in)           (560,363)    (147,613)
           operating activities         =========    =========

    Cash Flows From Investing
    Activities:
     Net cash flows from securities     (110,229)    1,080,818
     (Note 16)

     Purchase of Federal Reserve          (1,500)      (5,700)
     Bank stock
     Net decrease (increase) in         1,379,546  (1,208,020)
     loans

     Purchase of premises                (13,680)     (53,264)
       and equipment                    _________   __________

     Net cash (used in) investing       1,254,137    (186,166)
     activities                         _________   __________
    Cash Flows From Investing
    Activities

     Securities sold under              (750,000)           -
     repurchase agreements
     Net increase (decrease) in         (522,910)      761,299
     deposits

     Proceeds from issuance of stock      680,915      233,100
                                       __________     ________
           Net cash provided by         (591,995)      994,399
           financing activities         _________     ________

           Increase in cash and cash      101,779      660,620
           equivalents
    Cash and cash equivalents

     Beginning                          4,236,602    2,404,862
                                        _________    _________
     Ending                            $4,338,381   $3,065,482
                                         ========     ========

          SOUTHERN SECURITY BANK CORPORATION AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          ___________________________________________________________

          See Notes to Consolidated Financial Statements.


          Note 1.   Summary of Significant Accounting Policies


          DESCRIPTION OF BUSINESS:   Southern Security Bank Corporation
          (the "Company") provides a full range of banking services to individual and corporate customers in Southeast Florida through its subsidiary bank.


          BASIS OF PRESENTATION:   The financial statements of Southern
          Security Bank Corporation and its subsidiary have been prepared in conformity with generally accepted accounting principles and conform to predominate practice within the banking industry.  In preparing the financial statements, the Company's management is required to make estimates and assumptions which significantly affect the amounts reported in the financial statements.
          Significant estimates which are particularly susceptible to change in a short period of time include the determination of the allowance for loan losses and the fair value of securities.

          Actual results could differ from those estimates.


          PRINCIPLES OF CONSOLIDATION:   The accompanying consolidated
          financial statements include the accounts of Southern Security
          Bank Corporation and its majority-owned subsidiary, Southern
          Security Bank of Hollywood (the "Bank").  All significant
          intercompany balances and transactions have been eliminated in consolidation.


          CASH AND CASH FLOWS:   Cash and cash equivalents includes cash
          and due from banks, and federal funds sold.  For purposes of reporting cash flows, loans and deposits are reported net.


          SECURITIES HELD TO MATURITY:   Debt securities for which the
          Company has both the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost.  Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, is included in interest income.


          SECURITIES AVAILABLE FOR SALE:   Securities classified as
          available-for-sale are those debt securities that the Company intends to hold for an indefinite period of time, but not
          necessarily to maturity.  Any decision to sell a security
          classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and
          liabilities, liquidity needs, regulatory capital considerations, and other similar factors.  Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect.  The amortization of premiums and accretion of discounts, computed by the interest method over the contractual lives of the applicable securities are included in interest income.  Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.  Declines in the fair value of individual securities classified as either held to maturity or available for
          sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.


          LOANS:   Loans receivable that management has the intent and
          ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, net of unearned discount, net loan origination fees and costs, and an allowance for loan losses.  Loan origination and commitment fees and certain direct loan origination costs are being deferred and recognized over the expected life of the related loan as an adjustment of yield.  The Bank is generally amortizing these amounts over the contractual life.  Commitment fees based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.  Interest on loans is calculated by using the simple interest method on daily balances of the principal amount
          outstanding.  For impaired loans, accrual of interest is
          discontinued on a loan when management believes, after
          considering collection efforts and other factors, that the borrower's financial condition is such that collection of
          interest is doubtful.  Interest income is recognized on those loans only upon receipt.  A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.  Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the
          collateral if the loan is collateral dependent.  The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.  The allowance for loan losses is established through a provision for loan losses charged to expense.  Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience.  This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.  While

          management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.


          PREMISES AND EQUIPMENT:   Premises and equipment are stated at
          cost less accumulated depreciation.  Depreciation is computed principally by the straight-line methods over the following estimated useful lives:


                                                         Years
                                                         ______


                    Leasehold improvements               5 - 10

                    Furniture and equipment              3 - 12


          OTHER REAL ESTATE OWNED:   Real estate acquired through
          foreclosure or deed in lieu of foreclosure represents specific assets to which the Bank has acquired legal title in satisfaction of indebtedness.  Such real estate is recorded at the property's fair value at the date of foreclosure (cost).  Initial valuation adjustments, if any, are charged against the allowance for loan losses.  Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated cost to dispose are recorded as necessary.  Revenues and expenses related to holding and operating these properties are included in operations.


          INCOME TAXES:   Deferred taxes are provided on a liability method
          whereby deferred tax assets are recognized for deductible
          temporary differences, and operating loss or tax credit
          carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and
          liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and
          liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


          CURRENT ACCOUNTING DEVELOPMENT:   The Financial Accounting
          Standards Board has issued Statement No. 125, Accounting for
          Transfers and Servicing of Financial Assets and Extinguishment of
          Liabilities, which becomes effective for certain transactions occurring after December 31, 1996 and for other transactions occurring after December 31, 1997.  The Statement does not permit earlier or retroactive application.  The Statement distinguishes transfers of financial assets that are sales from transfers that are secured borrowings.  A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than
          beneficial interests in the transferred assets is received in exchange.  The Statement also establishes standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their
          subsequent measurement.  The Statement requires that debtors classify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets.  In addition, the Statement requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.  Management does not believe the application of Statement to transactions of the
          Company that have been typical in the past will materially affect the Company's financial position and results of operations.


          Note 2.   Restrictions on Cash and Due From Banks

          The Bank is required to maintain reserve balances in cash or on deposit in compliance with the Federal Reserve Bank, based on a percentage of deposits. Required reserve balances were completely satisfied by cash on hand at June 30, 1997 and 1996.


          Note 3.   Investment Securities


          Securities held to maturity: The amortized cost and fair values of securities held to maturity as of June 30, 1997 and 1996 are summarized as follows:


                                      Gross          Gross

                       Amortized      Unrealized     Unrealized     Fair

   June 30, 1997       Cost           Gains          Losses         Values
   _________________   _________      __________     __________     _______



   U.S. Government

   corporations and
   agencies            $2,160,740     $   2,339      $ 17,186       $2,145,893


   Mortgage-backed

   securities             173,065         2,509             -          175,574

                       __________     _________      ________       __________
                       $2,333,805     $   4,848      $ 17,186       $2,321,467

                       ==========     =========      ========       ==========





                                      Gross          Gross

                       Amortized      Unrealized     Unrealized     Fair

   June 30, 1996       Cost           Gains          Losses         Values
   _________________   _________      __________     __________     _______

   U.S. Government

   corporations and

   agencies            $1,399,285     $       -      $ 76,004       $1,323,281


   Mortgage-backed
   securities             217,813             -         5,574          212,239

                       __________     _________      ________       __________

                       $1,617,098     $       -      $ 81,578       $1,535,520
                       ==========     =========      ========       ==========



          The amortized cost and fair values of securities held to maturity at June 30, 1997 and 1996, by contractual maturity, are shown below.


                                             Amortized      Fair
          June 30, 1997                        Cost         Values
          _______________________            __________     ________

          Due after five years
          through ten years                  $1,318,649     $1,314,050


          Due after ten years                 1,015,156      1,007,417

                                             __________     __________


                                             $2,333,805     $2,321,467

                                             ==========     ==========


                                             Amortized      Fair
          June 30, 1996                      Cost           Values
          _____________________              _________      ___________
          Due after five years
          through ten years                  $1,117,098     $1,063,828


          Due after ten years                   500,000        471,692

                                             __________     __________
                                             $1,617,098     $1,535,520


          Security held to maturity with an amortized cost approximately $1,246,000 at June 30, 1997 and $1,399,000 at June 30, 1996 were pledged as collateral on trustee deposits and for repurchase agreements.

          Securities available for sale:     The amortized cost and fair
          values of securities available for sale as of June 30, 1997 and 1996 are summarized as follows:





                                      Gross          Gross
                       Amortized      Unrealized     Unrealized     Fair
   June 30, 1997       Cost           Gains          Losses         Values
   _________________   _________      __________     __________     _______


   U.S. Government
   agencies            $  647,851     $     530      $  5,388       $  642,993


   Mortgage-backed

   securities             637,715             -         6,462          631,253

                       __________     _________      ________       __________
                       $1,285,566     $     530      $ 11,850       $1,274,246

                       ==========     =========      ========       ==========

                                      Gross          Gross
                       Amortized      Unrealized     Unrealized     Fair

   June 30, 1996       Cost           Gains          Losses         Values
   _________________   _________      __________     __________     _______



   U.S. Government
   agencies            $1,063,965     $   1,006      $    149       $1,064,822


   Mortgage-backed
   securities           1,245,172           258           226        1,245,204
                       __________     _________      ________       __________
                       $2,309,137     $   1,264      $    375       $2,310,026
                       ==========     =========      ========       ==========




          The amortized cost and fair values of securities available for sale, by contractual maturity, are shown below:




                                             Amortized      Fair
          June 30, 1997                        Cost         Values
          _______________________            __________     ________

          Within one year                    $   70,109     $   70,109

          One to five years                   1,215,457      1,204,137
                                             __________     __________



                                             $1,285,566     $1,274,246
                                             ==========     ==========



                                             Amortized      Fair
          June 30, 1996                      Cost           Values

          _____________________              _________      ___________


          Within one year                    $  321,487     $  321,467

          One to five years                           -              -
          After ten years                     1,987,650      1,988,559

                                             __________     __________

                                             $2,309,137     $2,310,026
                                             ==========     ==========


          Changes in the unrealized loss on securities available for sale for the six months ended June 30, 1997 and 1996 are as follows:




          June 30,                             1997            1996
          ________________________           ___________    _____________

          Balance, beginning                 $  (23,611)    $      17,059

            Net change in unrealized gains
            (losses) during the year             12,703           (16,830)

            Allocation of changes to minority
            interest in subsidiary              (   412)              598

                                             ___________    _____________


          Balance, ending                    $  (11,320)    $         827

                                             ==========     =============

          Note 4.   Loans


          The composition of net loans as of June 30, 1997 and 1996 are as follows:


          June 30,                              1997              1996
          ________________________           _________      ____________
          Commercial                       $  3,278,173     $   3,628,768

          Commercial real estate              3,130,939         4,016,504

          Residential real estate             3,033,748         1,829,599
          Consumer                              745,732         1,222,427

          Other                                   9,317            10,211
                                             __________      ____________

                                             10,197,909        10,707,509

              Allowance for loan losses        (188,870)         (188,754)
              Deferred loan costs, net           26,188            24,372

                                              __________     _____________
          Loans, net                       $ 10,035,227     $  10,543,127

                                             ==========      ============

          There was no recorded investment in impaired loans at June 30, 1997 and 1996. Interest income on impaired loans, recognized for cash payments received, was not significant.


          Activity in the allowance for loan losses for the six months ended June 30, 1997 and 1996 were as follows:

          June 30,                             1997            1996
          ________________________           ___________    _____________

          Balance, beginning                 $  188,754     $    182,832

          Net charges (recoveries) of
          amounts charged off                       116           (2,078)

          Provision for loan losses                   -            8,000
                                             ___________    _____________

          Balance, ending                    $  188,870    $     188,754
                                             ==========     =============


          Note 5.   Premises and Equipment

          The major classes of premises and equipment and the total accumulated depreciation as of June 30, 1997 and 1996 are as follows:


          June 30,                             1997            1996
          _________________________          ___________    _____________

          Leasehold improvements             $   677,222    $     675,332
          Furniture, fixtures, and equipment     546,915          506,770
                                             ___________    _____________

                                               1,224,137        1,182,102
          Less accumulated depreciation
          and amortization                       818,445          745,851
                                             ___________    _____________

                                            $    405,692    $     436,251

                                             ===========    =============


          Note 6.   Deposits


          The composition of interest-bearing deposits at June 30, 1997 and 1996 are as follows:

          June 30,                               1997             1996
          ___________________________        ___________    _____________
          NOW accounts                      $  1,169,415    $  2,082,374

          Money market accounts                4,163,239       3,254,854

          Savings accounts                       420,166         255,382

          Certificates of deposit less
          than $100,000                        5,903,494       6,365,460

          Certificates of deposit of
          $100,000 or more                     1,700,012       1,790,012
                                             ___________    ____________
            Total                            $13,356,326    $ 13,748,082

                                             ===========    ============


          At June 30, 1997 and 1996, the scheduled maturities of certificates of deposit are as follows:


          June 30,                             1997            1996
          ________________________           ___________    _____________

          1996                              $          -    $     461,246
          1997                                   430,196        4,339,526
          1998                                 4,363,130        3,014,181
          1999                                 2,810,180          350,519
                                             ___________    _____________

                                            $  7,603,506    $   8,155,472
                                             ===========    =============

          Note 7.   Income Taxes

          The net cumulative tax effects of the primary temporary differences as of December 31, 1996 and 1995, which are the most recent taxable year-ends, are shown in the following table:


          December 31,                         1996            1995
          _________________________          ___________    _____________



          Deferred tax assets:
              Allowance for loan losses      $         -    $       1,800

              Other real estate owned
                 writedowns                       25,200           25,200

              Premises and equipment              47,900           46,600

              Net operating loss carryforward  2,568,900        2,382,700
              Accrual to cash conversion for
                 income taxes                     40,100            8,000
              Unrealized loss on securities
                 available for sale                4,800                -
              Other                                2,300            2,300

                                             ___________      ___________

          Total deferred tax assets            2,689,200        2,469,600
                                             ___________      ___________

          Deferred tax liabilities:
              Allowances for loan losses          (6,800)               -

              Deferred loan costs                 (9,900)         (10,000)

              Unrealized gain on securities
                 available for sale                    -           (6,700)

                                             ___________      ___________
               Total deferred tax

               liabilities                       (16,700)         (16,700)

                                             ___________      ___________
                                               2,672,500        2,452,900

          Valuation allowance for deferred
          tax assets                          (2,672,500)      (2,452,900)

                                             ___________      ___________

               Net deferred tax assets       $                $
                                             ===========      ===========

          The Company has recorded a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. No income tax benefits have been provided for the six months ended June 30, 1997 and 1996 because of the net operating losses available for carryforward.


          The Company has available federal net operating loss carryforwards approximating the following at December 31, 1996, the most current taxable year-end.


          Expiring December 31,

          2002                                         $     143,000
          2003                                               998,000
          2004                                               500,000
          2005                                               759,000
          2006                                               526,000
          2007                                               935,000
          2008                                               905,000
          2009                                               872,000
          2010                                               898,000
          2011                                               313,000
                                                          __________

                                                         $ 6,849,000

                                                         ===========


          Note 8.   Notes Payable


          The Company has an unsecured note payable to a trust affiliated with a stockholder in the amount of $100,000 at June 30, 1997 and 1996. The note is due December 31, 1997 and interest is payable quarterly at 8.0%. The due date of the note is automatically extended for additional periods of six months at each due date unless the lender provides 30 days notice of its intent not to permit additional extensions. The Company had unsecured notes payable to two Directors and Officers in the total amount of $150,000 at June 30, 1996. At June 30, 1997 the notes payable plus unpaid salaries and benefits of $207,072 were exchanged for 3,375,290 shares of Class-A Common Stock.


          Note 9.   Preferred Stock


          The Series A preferred stock is convertible into common stock on a share-for-share basis upon the occurrence of certain events. Dividends are payable quarterly, when declared by the Board of Directors, on the Series A preferred stock at an annual rate of $.05 per share. Accumulated but unpaid dividends for any past quarterly dividend periods will be cumulative and accrue without interest. No dividends may be declared or paid on common stock of the Company and no common stock shall be redeemed until all dividends in arrears on the Series A preferred stock have been paid. In addition, stockholders of Series A preferred stock shall also receive a dividend any time a dividend is declared on the Class A common stock generally on a share for share basis.
          No dividends have been declared on the Series A preferred stock since the inception of the Company. Accrued but unpaid dividends at June 30, 1997 and 1996 totaled approximately $120,000 and $90,000. Shares of Series A preferred stock may be either converted to Class A common stock, generally on a share for share basis, or redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the company files a registration statement. Shares of Series A preferred stock may be redeemed at a price of $1.50 per share plus the amount of any dividends in arrears, in the event the Company (1) merges with another company and does not remain as the continuing corporation, (2) sells or transfers all or substantially all of its assets to another corporation, or (3) the Company is liquidated, dissolved or otherwise winds up its business. In the event of a stock split, reverse stock split or stock dividend resulting in an increase or decrease in the number of shares of common stock outstanding, the conversion price of the Series A preferred stock shall be correspondingly increased or decreased proportionately. In addition, 5 million shares of Class B nonvoting convertible common stock have been authorized by the Company. No such shares have been issued and none were outstanding at June 30, 1997 and 1996.


          Note 10.  Stock Options


          Under the Incentive Stock Option Plan (the "Plan") adopted by the Bank in 1988, the Bank is authorized to grant options for the purchase of up to 20% of the outstanding common shares of the Bank, or 420,390 shares at June 30, 1997. All directors, officers and employees of the Bank are eligible to receive options to purchase shares of common stock at the fair value of the stock at the date of grant, but in no event may the price be less than the par value of such stock. The Plan expires March 19, 1998 and no additional options may be granted after that date under the Plan. The weighted-average remaining life of options outstanding at June 30, 1997 and 1996 is 6.6 years and 7.2 years, respectively. A summary of the options for the purchase of common stock of the Bank outstanding as of June 30, 1997 and 1996, and changes during the six months then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1997 and 1996: risk-free interest rates of 7 percent and expected lives of 6 years for 1997 and 7 years for 1996.



                                 Shares         Shares         Weighted-Average
                                 1997           1996           Exercise Price
                                 __________     __________     ________________

   Outstanding at beginning

     of year                     319,690        193,930        $1.00
   Granted                        69,040         73,880         1.00

   Exercised                                       -

   Forfeited                          60           -
                                 _______        _______        _________

   Outstanding at end of period  388,670        267,810         1.00
                                 =======        =======

   Options exercisable at

   period-end                    388,670        267,810         1.00
                                 =======        =======

   Weighted-average fair value
   of options granted during

   the years                                                   $0.09




          In addition to the plan discussed above, the Company has granted stock options for the purchase of shares of common stock of the Company to directors of the Company under various compensation agreements and actions of the Board of Directors, representing a majority of the stockholders. All options for the purchase of common stock of the Company expire 10 years from the date of issue. The weighted-average remaining life of options outstanding at June 30, 1997 and 1996 was 7.1 years and 8.1 years, respectively.

          A summary of the options for the purchase of common stock of the Company outstanding as of June 30, 1997 and 1996, and changes during the six months then ended is presented below. The fair value of each option grant is estimated on the date of grant using the present value with the following weighted-average assumptions used for grants in 1997 and 1996: risk-free interest rates of 7 percent and expected lives of 8 years and 9 years, respectively.


                                 Shares         Shares         Weighted-Average
                                 1997           1996           Exercise Price
                                 __________     __________     ________________

   Outstanding at beginning
     of period                   2,001,402      1,898,402      $0.09

   Granted                         309,678        103,000       0.09
   Exercised                          -            -

   Forfeited                          -            -            0.09
                                 _______        _______        _______

   Outstanding at end of period  2,311,080      2,001,402       0.09

                                 =======        =======
   Options exercisable at

   period-end                    2,001,402      1,898,402       0.09
                                 =======        =======

   Weighted-average fair value

   of options granted during
   the years                                                   $0.04





          The Company and its subsidiary apply APB Opinion 25 and related Interpretations in accounting for their plans. Accordingly, no compensation cost has been recognized for the stock options discussed above. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates for awards under those plans, the Company's net loss for the six months ended June 30, 1997 and 1996 would have increased by approximately $14,000 and $9,500, respectively.


          Note 11.  Related-Party Transactions


          The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). Aggregate loans to, or guaranteed by, these related parties totaled approximately $792,300 and $627,300 at June 30, 1997 and 1996.


          Note 12.  Leases


          The Bank leases its facilities under a noncancelable agreement which expires December 31, 2003, with one ten-year option. The approximate future minimum lease payments, as reduced by minimum sublease income, under this lease as of June 30, 1997 are as follows:


          December 31,
          ______________________________

          1997                                    $     105,744
          1998                                          217,836
          1999                                          224,371
          2000                                          231,102
          2001                                          238,035
          Thereafter                                    497,807
                                                       ________

              Total minimum lease payments          $ 1,514,895
                                                    ===========


         Total lease expense for the six months ended June 30, 1997 and 1996 approximated $112,899 and $116,947, net of sublease income of approximately $22,918 and $18,458, and is included in occupancy and equipment expense in the accompanying consolidated statement of income.


          Note 13. Restrictions on Retained Earnings and Regulatory Capital Requirements


          The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At June 30, 1997 and 1996, no retained earnings were available for dividend declaration without regulatory approval. The Bank is subject to various capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (all defined in the regulations). Management believes the Bank meets all capital adequacy requirements to which it subject as of June 30, 1997 and 1996. As of June 30, 1997 and 1996, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.


          The Bank's actual capital amounts and ratios are also presented in the tables below:


                                                                                   To Be Well Capitalized
                                                               For Capital         Under Prompt Corrective
                                           Actual              Adequacy Purposes   Action Provisions
                                      _____________________    __________________  _______________________
   As of June 30, 1997:

       Total Capital (to
           Risk-Weighted Assets       $ 1,250,570    11.80%    $   848,042   8.0%  $ 1,060,052   10.0%


       Tier I Capital (to
           Risk-Weighted Assets)      $ 1,117,368    10.54%    $   424,021   4.0%  $    636,031   6.0%


       Tier I Capital (to
           Average Assets)            $1,117,368      6.35%    $   703,640   4.0%  $    879,550   5.0%



                                                                                  To Be Well Capitalized
                                                               For Capital         Under Prompt Corrective
                                           Actual              Adequacy Purposes   Action Provisions

                                      _____________________    __________________  _______________________
  As of June 30, 1996:
       Total Capital (to
           Risk-Weighted Assets)      $ 1,349,380    12.44%    $   867,979   8.0%  $ 1,084,974   10.0%

       Tier I Capital (to
           Risk-Weighted Assets)      $ 1,213,102    11.18%    $   433,990   4.0%  $   650,985    6.0%

       Tier I Capital (to
           Average Assets)            $ 1,213,102     6.83%    $   710,560   4.0%  $   888,200    5.0%



          Note 14.  Regulatory Matters and Going Concern Considerations


          On April 13, 1995, the Company entered into a written agreement (the Agreement) with the Federal Reserve Bank of Atlanta (the
          AFRB).  Among other items, the written agreement:


          a. Prohibits the declaration or payment of dividends by the Company without the prior written approval of the FRB;


          b. Requires the Company to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (I) current and future capital requirements of the Bank, including the maintenance of adequate capital ratios,
               (ii) the volume of the Bank's adversely classified assets,
               (iii) the Bank's anticipated level of earnings, and (iv) the source and timing of additional funds that may be necessary to fulfill future capital requirements;

          c. Prohibits any additional borrowings by the Company, or any payments on existing debt of the Company, without the prior written approval of the FRB;


          d. Prohibits the Company from entering into new financial transactions, or amending the terms of existing agreements, with related parties, without the prior written approval of the FRB; and,


          e. Prohibits the Company from entering into any transaction with the Bank without the prior written approval of the FRB.


          On March 17, 1992, the Bank entered into a written agreement (the Agreement) with the Federal Reserve Bank of Atlanta (the AFRB) and the State of Florida Department of Banking and Finance (the Department). In addition to requiring the Bank to implement certain operating administrative policy and procedure changes, the written agreement:



          a. Prohibits the declaration or payment of dividends by the Bank without prior written approval of the FRB and the Department;


          b. Requires the Bank to submit a written plan to maintain an adequate capital position which, at a minimum, addresses and considers (I) current and future capital requirements including the maintenance of minimum capital ratios, (ii) the volume of adversely classified assets, (iii) the Bank's anticipated level of retained earnings, and (iv) the source and timing of additional funds that fulfill future capital requirements;


          c. Requires that, in the event the Bank's leverage ratio falls below 6.25%, the Bank notify the FRB and the Department about the capital deficiency and submit a written statement detailing the steps to be taken to increase the leverage ratio; and,


          d. Requires the Bank to maintain at all times an allowance for loan losses not less than 1.53% of total loans.


          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a net loss of $312,612 and $275,877 during the six months ended June 30, 1997 and 1996. Although the Bank met the minimum regulatory capital requirements prescribed by the Federal Reserve Board, Federal Deposit Insurance Corporation, and the State of Florida Department of Banking and Finance at June 30, 1997, the Bank's ability to meet the prescribed capital requirements in the future is uncertain. Failure to meet these capital requirements may result in one or more regulatory sanctions, including restrictions as to the source of deposits and the appointment of a conservator. In the Company's written plan submitted to the FRB, as well as the Bank's written plan submitted to the FRB and the State of Florida Department of Banking and Finance, management has indicated that it intends to raise additional capital through the sale of common stock. It is the opinion of management that the future of the Company is dependent on additional capital to be raised through this sale of additional common stock. There can be no assurance that such sale can be accomplished. The financial statements do not include the adjustments, if any (such as those related to the recovery of reported asset amounts), that might result from the outcome of this uncertainty.



          Note 15.  Commitments and Contingencies


          Financial instruments with off-balance-sheet risk:   The Bank is
          a party to financial instruments with off-balance-sheet risk in the normal course of business, to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized on the consolidated balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instruments for commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Commitments to extend credit are commitments to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include cash, accounts receivable, inventory, property, plant and equipment, and residential and commercial real estate.

          Commitments to fund loans and standby letters of credit amounted to $1,600,613 and $1,304,539 at June 30, 1997 and 1996.


          Contingencies:   In the normal course of business, the Company is
          involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements. In addition, the Company has executed employment agreements with two individuals who are both officers and directors of the Company. Under the terms of the employment agreements, the Company has agreed to pay base salaries and certain other benefits and compensation to the two officers. The actual amounts paid through June 30, 1997 are less than the amount contractually due under the employment agreement of one individual by approximately $213,000. The individual has voluntarily agreed not to demand the payment of such additional amounts due to him until such time, if ever, that certain conditions are met. The employment agreements also include provisions requiring the payment of certain amounts upon the occurrence of certain events leading to the termination of employment such as a change in control of the Company, death or disability.


          Financial instruments with concentration of credit risk:   The
          Bank makes commercial, residential and consumer loans to customers primarily in Southeast Florida. A substantial portion of its debtors' abilities to honor their contracts is dependent upon the local economy. The economy of the Bank's primary market area is not heavily dependent on any individual economic sector.


          Interest rate risk:   The Bank assumes interest rate risk as a
          result of its normal operations. As a result, the fair values of the Bank's financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to manage interest rate risk. However, borrowers with fixed-rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to manage interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank's overall interest rate risk.



          Note 16.  Additional Cash Flow Information


          Six Months Ending June 30,              1997           1996
          __________________________              __________     __________

          Cash flows from securities:

               Securities available for sale:
               Sales                              $  -           $ 928,730

               Maturities and paydowns              114,709         88,813
               Purchases                             -                -

          Securities held to maturity:

               Sales                                 -             400,000
               Maturities and paydowns               20,921          3,275

               Purchases                           (245,859)      (400,000)
                                                  _________      _________

                                                  $(110,229)    $1,080,818

                                                  =========      =========
          Supplemental disclosures of
          cash flow information:
               cash payments for interest         $ 289,452     $  309,960

                                                  =========      =========

                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SOUTHERN SECURITY BANK CORPORATION

                                        __________________________________
                                        (Registrant)

          Dated:  November 24, 1997     By: s/James L. Wilson
                                           ______________________________

                                        Name:  James L. Wilson

                                        Title:   Vice Chairman and
                                                 Chief Executive Officer

                                    EXHIBIT INDEX

           Exhibit No.     Description                           Page

           2.1             Agreement and Plan of Merger by       (69)
                           and between Southern Security
                           Financial Corporation and
                           Southern Security Bank
                           Corporation, dated as of
                           October 31, 1997.

           2.2             Certificate of Merger of              (103)
                           Southern Security Bank
                           Corporation into Southern
                           Security Financial Corporation
                           (under Section 252 of the
                           General Corporation Law of the
                           State of Delaware), dated
                           November 10, 1997
           2.3             Articles of Merger of Southern        (105)
                           Security Bank Corporation into
                           Southern Security Financial
                           Corporation, under Florida law,
                           dated November 12, 1997.

           3.1             Certificate of Amendment of           (108)
                           Certificate of Incorporation of
                           Southern Security Financial
                           Corporation, dated November 12,
                           1997 (filed under Delaware law)
                           to change name to Southern
                           Security Bank Corporation.